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As filed with the Securities and Exchange Commission on April 4, 2008.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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B&G FOODS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Four Gatehall Drive, Suite 110
Parsippany, NJ 07054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2008

To the Stockholders of B&G Foods, Inc.:

        An annual meeting of stockholders of B&G Foods, Inc. will be held on Tuesday, May 6, 2008, at 10:00 a.m., local time, at the Hanover Marriott, 1401 Route 10 East, Whippany, NJ 07981, for the following purposes (which are more fully described in the accompanying proxy statement):

  1.
  to elect seven directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

  2.
  to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2009;

  3.
  to approve the 2008 Omnibus Incentive Compensation Plan; and

  4.
  to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        The board of directors has fixed the close of business on March 21, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

        You are cordially invited to attend the annual meeting. However, to assure your shares are represented at the annual meeting, whether or not you expect to attend the annual meeting, please date, execute and mail promptly the enclosed proxy card in the enclosed envelope, for which no additional postage is required.

        A copy of our annual report for the fiscal year ended December 29, 2007 is enclosed for your convenience.

By Order of the Board of Directors,

Scott E. Lerner Secretary

Parsippany, New Jersey
April 4, 2008

Your vote is important.
Please execute and return promptly the enclosed proxy card in the envelope provided.

i

Four Gatehall Drive, Suite 110
Parsippany, NJ 07054

PROXY STATEMENT
FOR AN ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2008

        This proxy statement is provided to the stockholders of B&G Foods, Inc. ("B&G Foods," "we," or "our company") in connection with the solicitation of proxies by our board of directors to be voted at an annual meeting of stockholders to be held at the Hanover Marriott, 1401 Route 10 East, Whippany, NJ 07981, at 10:00 a.m., local time, on Tuesday, May 6, 2008, and at any adjournment or postponement thereof. This proxy statement and the enclosed proxy is first being sent or given to stockholders on or about April 4, 2008. This proxy statement provides information that should be helpful to you in deciding how to vote on the matters to be voted on at the annual meeting.

        At the annual meeting, the stockholders will consider and vote upon the election of seven directors to hold office until the next annual meeting of stockholders (Proposal No. 1), the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2009 (Proposal No. 2) and the approval of the 2008 Omnibus Incentive Compensation Plan (Proposal No. 3), and transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

QUESTIONS AND ANSWERS ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

        Each holder of record of our Class A common stock at the close of business on March 21, 2008 is entitled to vote at the annual meeting. As of that date, a total of 36,778,988 shares of Class A common stock (16,680,877 of which were represented by Enhanced Income Securities, or EISs, and 20,098,111 of which were held separately) were outstanding and are eligible to vote at the annual meeting. Each share of our Class A common stock is entitled to one vote per share on all matters with respect to which holders are entitled to vote. There are no shares of Class B common stock outstanding.

        The enclosed proxy card shows the number of shares you are entitled to vote at the meeting.

How do I vote?

        Your shares may only be voted at the annual meeting if you are present in person or are represented by proxy. Whether or not you plan to attend the annual meeting, we encourage you to vote by proxy to assure that your shares will be represented. To vote by proxy, complete the enclosed proxy card and mail it in the postage-paid envelope provided.

        If your shares are held in the name of a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If your shares are held in the name of a broker, bank or other nominee, and you would like to vote in person at the meeting, you must first obtain a proxy, executed in your favor, from the institution that holds your shares.

        If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our secretary, submission of a properly executed later-dated proxy, or by voting by ballot at the annual meeting. Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. Attendance at the annual meeting will not by itself constitute a revocation of a proxy. If your shares are held in the name of a broker, bank or other holder of record, that institution will instruct you as to how your vote may be changed.

How will my shares be voted if I sign, date and return my proxy card?

        All shares entitled to vote that are represented by properly-completed proxy cards received prior to the annual meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares should be voted, the shares represented by your properly-completed proxy card will be voted (1) FOR each of the nominees in Proposal No. 1, (2) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2008, (3) FOR the approval of the 2008 Omnibus Incentive Compensation Plan, and (4) in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the annual meeting.

Who may attend the Annual Meeting?

        All stockholders that were our stockholders as of the record date (March 21, 2008), or their authorized representatives, may attend the annual meeting. Admission to the meeting will be on a first-come, first-served basis. If your shares are held in the name of a broker, bank or other nominee and you plan to attend the annual meeting, you should bring proof of ownership, such as a brokerage or bank account statement, to the annual meeting to ensure your admission.

How will votes be counted?

        The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Class A common stock of our company entitled to vote on a particular matter will constitute a quorum for the purpose of considering that matter. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        With respect to the nominees for director under Proposal No. 1—Election of Directors, to be elected, each nominee must receive a plurality of all votes cast with respect to such position as director. Consequently, the seven director nominees receiving the most votes of holders of our Class A common stock will be elected directors. The ratification of the appointment of our independent registered public accounting firm and the approval of the 2008 Omnibus Incentive Compensation Plan each require the affirmative vote of a majority of shares of Class A common stock present and entitled to vote at the annual meeting and voting thereon. In addition, NYSE rules require that at least 50% of the shares of Class A common stock outstanding as of the record date actually cast a vote (either for, against or abstain) with respect to the proposal to approve the 2008 Omnibus Incentive Compensation Plan. Abstentions are not counted for purposes of the election of directors, but will have the effect of a vote "against" the other proposals. Broker non-votes will be disregarded with respect to the election of directors and all other proposals, and they will not be counted as votes cast for purposes of the NYSE 50% vote requirement.

Who will count the votes?

        Our transfer agent, BNY Mellon Shareowner Services, will tally the vote, and one or more persons appointed by us will serve as inspector of the annual meeting.

How are proxies being solicited and who will pay for the solicitation of proxies?

        We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of brokerage houses, banks and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

CORPORATE GOVERNANCE

Role of the Board of Directors

        In accordance with the General Corporation Law of the State of Delaware and our amended and restated certificate of incorporation and our amended and restated bylaws, our business, property and affairs are managed under the direction of the board of directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the board of directors and committees of the board of directors.

Meetings of the Board of Directors

        During the fiscal year ended December 29, 2007 (fiscal 2007), the board of directors held seven meetings. Each of the directors attended at least 75% of all meetings held by the board of directors and meetings of each committee of the board of directors on which such director served during the fiscal 2007 (during the periods served). Our non-management directors meet regularly (at least quarterly) in executive session of the board without management directors or employees present.

Communication with the Board of Directors; Director Attendance at Annual Meetings

        Stockholders may communicate with a member or members of the board of directors by addressing their correspondence to the board member or members c/o Secretary, B&G Foods, Inc., Four Gatehall Drive, Suite 110, Parsippany, NJ 07054. Our corporate secretary will review the correspondence and forward it to the chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to B&G Foods or our business, or is similarly inappropriate. Our corporate secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

        Recognizing that director attendance at our annual meetings can provide our stockholders with a valuable opportunity to communicate with board members about issues affecting our company, we encourage our directors to attend each annual meeting of stockholders. All directors attended the 2007 annual meeting and we anticipate that all directors will attend the 2008 annual meeting.

Director Independence

        The board of directors has determined that the following directors are independent under the listing standards of the New York Stock Exchange: Messrs. Sherrill, Chambers, Mullen, Poe and Ms. Jamison.

Committees of the Board of Directors

        The board of directors has an audit committee, compensation committee and a nominating and governance committee.

  Audit Committee

        The audit committee currently consists of Ms. Jamison (Chairperson) and Messrs. Mullen and Poe. The audit committee met six times during fiscal 2007. The principal duties and responsibilities of our audit committee are as follows:

  •
  to serve as an independent and objective party to monitor our financial reporting process and internal control systems;

  •
  to review and appraise the audit efforts of our independent registered public accounting firm and exercise ultimate authority over the relationship between us and our independent registered public accounting firm; and

  •
  to provide an effective, open avenue of communication among the independent registered public accounting firm, financial and senior management and the board of directors.

        The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. Each director who serves on the audit committee is independent under the listing standards of the New York Stock Exchange and as that term is used in Section 10A(m)(3) of the Securities Act of 1934, as amended. The board of directors has determined that Ms. Jamison qualifies as an audit committee financial expert as that term is defined by applicable SEC regulations, and has designated Ms. Jamison as the audit committee's financial expert.

        The audit committee operates under a written charter adopted by the board of directors. A copy of the charter is available at the investor relations section of our website, www.bgfoods.com. The report of the audit committee begins on page 25 of this proxy statement.

  Compensation Committee

        The compensation committee currently consists of Messrs. Poe (Chairperson) and Chambers and Ms. Jamison. Each is independent under the listing standards of the New York Stock Exchange with respect to compensation committees. The compensation committee met thirteen times during fiscal 2007. The principal duties and responsibilities of the compensation committee are as follows:

  •
  to discharge the board of directors' responsibilities relating to the compensation of our executive officers and directors; and

  •
  to have overall responsibility for evaluating and approving our executive officer and director compensation plans, policies and programs, as well as any equity-based compensation plans and policies.

        The compensation committee operates under a written charter adopted by the board of directors, a copy of which is available at the investor relations section of our website, www.bgfoods.com. The report of the compensation committee is set forth on page 17 of this proxy statement.

  Nominating and Governance Committee

        The current members of our nominating and governance committee are Messrs. Chambers (Chairperson) and Mullen and Ms. Jamison. Each is independent under the listing standards of the New York Stock Exchange with respect to nominating and governance committees. The nominating and governance committee met twice during fiscal 2007. The principal duties and responsibilities of the nominating and governance committee are as follows:

  •
  to assist the board of directors by identifying individuals qualified to become board members and members of board committees, to recommend to the board of directors nominees for the next annual meeting of stockholders, and to recommend to the board of directors nominees for each committee of the board of directors;

  •
  to lead the board of directors in its annual review of the board's and management's performance;

  •
  to monitor our corporate governance structure; and

  •
  to periodically review and recommend to the board of directors any proposed changes to the corporate governance guidelines applicable to us.

        The nominating and governance committee operates under a written charter adopted by the board of directors. The nominating and governance committee charter and our corporate governance guidelines are available at the investor relations section of our website, www.bgfoods.com.

Director Nominations

        The nominating and governance committee will consider recommendations for directorships submitted by our stockholders. Stockholders who wish the nominating and governance committee to consider their recommendations for nominees for the position of director should submit their recommendations, in accordance with the procedures set forth in our amended and restated bylaws, in writing to: Secretary, B&G Foods, Inc., Four Gatehall Drive, Suite 110, Parsippany, NJ 07054. In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2009, the stockholder's notice much be received by our company not less than 120 days nor more than 150 days before the first anniversary of the date of this proxy statement.

        For nominations, such stockholder's notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of stock of our company that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended and (E) the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected and (2) as to the stockholder giving the notice, (A) the name, and business address and residential address, as they appear on our stock transfer books, of the nominating stockholder, (B) a representation that the nominating stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of stock of our company beneficially owned by the nominating stockholder and (D) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder.

        In its assessment of each potential candidate, the nominating and governance committee will review the nominee's professional ethics, integrity and values, judgment, experience, independence, commitment to representing the long-term interests of the stockholders, understanding of our company's or other related industries and such other factors the nominating and governance committee determines are pertinent in light of the current needs of the board of directors. The nominating and governance committee seeks to identify candidates representing diverse experience at policy-making levels in business, management, marketing, finance, human resources, communications and other areas that are relevant to our activities. The nominating and governance committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to our company. After full consideration, the stockholder proponent will be notified of the decision of the nominating and governance committee.

        Nominees may also be recommended by directors, members of management, or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the board, the nominating and governance committee considers, in addition to the requirements described above and set out in its charter, quality of experience, our needs and the range of knowledge, experience and diversity represented on the board. Each director candidate will be evaluated by the nominating and governance committee based on the same criteria and in the same manner, regardless of whether the candidate was recommended by a company stockholder or by others.

        The nominating and governance committee will conduct the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees. The nominating and governance committee will also review the independence of each candidate and other qualifications of all director candidates, as well as consider questions of possible conflicts of interest between director nominees and our company. After the nominating and governance committee has completed its review of a nominee's qualifications and conducted the appropriate inquiries, the nominating and governance committee will make a determination whether to recommend the nominee for approval by the board of directors. If the nominating and governance committee decides to recommend the director nominee for nomination by the board of directors and such recommendation is accepted by the board, the form of our proxy solicited will include the name of the director nominee.

Director Compensation

        Employee directors do not receive any separate compensation for their Board activities. Our non-employee directors receive an annual fee of $30,000. Our audit committee chairperson receives an additional annual fee of $10,000 per year. The chairpersons of our compensation committee and nominating and governance committee each receive an additional annual fee of $7,500. Non-employee directors who serve on our committees (other than as chairperson) receive an additional annual fee of $5,000 for each committee on which they serve. Each non-employee director receives $2,000 for each board meeting attended in person or $1,000 if attended by telephone and $1,000 for each committee meeting attended in person or $500 if attended by telephone. Our directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or board committees.

        To ensure that our non-employee directors have an ownership interest aligned with our stockholders, beginning in fiscal 2008 and subject to stockholder approval of the 2008 Omnibus Incentive Compensation Plan (Proposal No. 2), each non-employee director will also receive an annual grant of shares of our Class A common stock having a fair market value on the date of grant of $35,000. For fiscal 2007, in lieu of such annual equity grant, each non-employee director received an additional cash payment of $35,000.

        During fiscal 2007, our non-employee directors received the following compensation:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Stephen C. Sherrill	$54,000	—	—	—	—	—	$54,000
James R. Chambers	$93,000	—	—	—	—	—	$93,000
Cynthia T. Jamison	$113,000	—	—	—	—	—	$113,000
Dennis M. Mullen.	$90,000	—	—	—	—	—	$90,000
Alfred Poe	$100,000	—	—	—	—	—	$100,000

Code of Business Conduct and Ethics

        Our code of business conduct and ethics applies to all of our employees, officers and directors, including our chief executive officer and our chief financial officer. The full text of the code of business conduct and ethics is available at the investor relations section of our web site, www.bgfoods.com. We intend to disclose any amendment to, or waiver from, a provision of the code of business conduct and ethics that applies to our chief executive officer or chief financial officer in the investor relations section of our web site.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Introduction

        Our current board of directors consists of seven members. Upon the recommendation of our nominating and governance committee, our board of directors has nominated for re-election each of the seven directors.

        At the annual meeting, the nominees for director are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the board of directors), proxies will be voted for such substitute as designated by the board of directors. The following sets forth for each of the nominees for election as a director, his or her age and principal occupation and certain other information.

  Director Nominees

        Stephen C. Sherrill, 55, Director:    Stephen Sherrill has been a director since 1997. Mr. Sherrill has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. since its formation in 1995. Mr. Sherrill was an officer of Citicorp Venture Capital from 1983 until 1994. Prior to that, he was an associate at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Sherrill is also a director of Lazy Days' RV Center, Inc.

        David L. Wenner, 58, President, Chief Executive Officer and Director:    David Wenner is our President and Chief Executive Officer, positions he has held since March 1993, and has been a director since August 1997. Mr. Wenner joined our company in 1989 as Assistant to the President and was directly responsible for Distribution and Bloch & Guggenheimer operations. In 1991, he was promoted to Vice President. He continued to be responsible for Distribution and assumed responsibility for all company manufacturing operations. Prior to joining our company, Mr. Wenner spent 13 years at Johnson & Johnson in supervision and management positions, responsible for manufacturing, maintenance and purchasing. Mr. Wenner is active in industry trade groups and has served as President of Pickle Packers International, and serves on the Chairman's Advisory Council of the Grocery Manufacturers Association.

        Robert C. Cantwell, 51, Executive Vice President of Finance, Chief Financial Officer and Director:    Robert Cantwell is our Executive Vice President of Finance and Chief Financial Officer, and has been a director since August 2005. Mr. Cantwell joined our company in 1983 as the Assistant Vice President of Finance. In that position, Mr. Cantwell had responsibility for all financial reporting, including budgeting. Mr. Cantwell was promoted to his current position in 1991, assuming full responsibility for all financial matters, as well as management information systems, data processing, administration and corporate human resources. Prior to joining us, Mr. Cantwell spent four years at Deloitte & Touche LLP, where he received accreditation as a Certified Public Accountant.

        James R. Chambers, 50, Director:    James Chambers has been a director since 2001. Mr. Chambers has been President, Americas Confectionary of Cadbury Schweppes plc since July 2005. Mr. Chambers was President and Chief Executive Officer of Remy Amerique, Inc., a subsidiary of Remy Cointreau from 2002 to 2005. Prior to Remy, Mr. Chambers was Chief Executive Officer of Paxonix, Inc., a wholly owned subsidiary of MeadWestvaco Inc. from 2001 to 2002. During 2000, he was Chief Executive Officer and President of Netgrocer.com, Inc., an online grocery retailer. Prior to that, Mr. Chambers was Group President of Information Resources, Inc., one of the largest research consultancies in the United States, from 1997 to 1999. From 1981 through 1996, Mr. Chambers held various positions with Nabisco, Inc., including President-Refrigerated Foods, Senior Vice President of Sales and Customer Service and Vice President, Information Technology.

        Cynthia T. Jamison, 48, Director:    Cynthia Jamison has been a director since 2004. Since August 2005, Ms. Jamison has been the National Director of CFO Services for Tatum, LLC. Prior to that, Ms. Jamison served as an engagement partner at Tatum. As a Tatum partner, Ms. Jamison served as chief financial officer of Cosi, Inc. from July 2004 to August 2005. She also served as the chief financial officer of Savista Corporation (formerly eMac Digital, LLC), a software/BPO company owned by Kohlberg Kravis Roberts & Co. from August 2003 to July 2004. Prior to Savista, she was chief operating officer of SurePayroll, Inc., an internet payroll company, from August 2002 to August 2003. She has previously held several additional chief financial officer positions, including at Near North Insurance, Inc., an insurance company, from March 2002 to July 2002; CultureWorx, Inc., a software company, from August 2000 to February 2002; and Illinois Superconductor Corporation, a telecommunications company, from August 1999 to August 2000. Prior to Tatum, Ms. Jamison served as the chief financial officer of Chart House Enterprises, a restaurant company, from June 1998 to April 1999. From 1981 to 1998 she held various financial positions at Allied Domecq Retailing USA, Kraft General Foods, and Arthur Andersen. Ms. Jamison sits on the board of directors at Tractor Supply Company, Inc. (NASDAQ), where she chairs the audit committee, sits on the nominating committee and previously sat on the compensation committee. Ms. Jamison previously held a board seat at Horizon Organic Holdings, Inc. (NASDAQ), where she sat on the company's audit and compensation committees.

        Dennis M. Mullen, 54, Director:    Dennis Mullen has been a director since 2006. Mr. Mullen was formerly President and Chief Executive Officer of Birds Eye Foods, Inc., a leading manufacturer and marketer of frozen vegetables, and a major processor of other food products, from 1998 to 2005. Mr. Mullen also was a director of Birds Eye Foods from 1996 to 2005, serving as Chairman of the Board from 2002 to 2005. Prior to that, Mr. Mullen held various other leadership positions with Birds Eye Foods and related entities. Prior to employment with Birds Eye Foods, Mr. Mullen was President and Chief Executive Officer of Globe Products Company, Inc. Mr. Mullen currently serves on the board of directors of Foster Farms, a leading poultry producer in the Western United States. He formerly served on the board of directors of the Grocery Manufacturers Association.

        Alfred Poe, 59, Director:    Alfred Poe has been a director since 1997. He is currently the Chief Executive Officer of AJA Restaurant Corp., serving as such since 1999. He was the Chief Executive Officer of Superior Nutrition Corporation, a provider of nutrition products, from 1997 to 2002. He was Chairman of the Board Chief Executive Officer of MenuDirect Corporation, a provider of specialty meals for people on restricted diets, from 1997 to 1999. Mr. Poe was a Corporate Vice President of Campbell's Soup Company from 1991 through 1996. From 1993 through 1996, he was the President of Campbell's Meal Enhancement Group. From 1982 to 1991, Mr. Poe held various positions, including Vice President, Brands Director and Commercial Director with Mars, Inc. Mr. Poe also serves on the board of directors of Centerplate, Inc. (AMEX). He formerly served on the board of directors of State Street Bank (NYSE).

Required Vote

        To be elected, each nominee for director must receive a plurality of all votes cast with respect to such position as director. Shares not voted in the election of directors (including shares covered by a proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a proxy as to which authority is withheld to vote for only one or less than all of the identified nominees) will not prevent the election of any of the nominees for director.

Recommendation of the Board of Directors

        The board of directors recommends that the stockholders vote "FOR" each of the board of directors' nominees set forth in Proposal No. 1.

OUR MANAGEMENT

Executive Officers and Directors

        Our executive officers and directors, their ages and their positions as of April 1, 2008, are as set forth in the table below. Each of our directors holds office until the next annual meeting of our stockholders or until his successor has been elected and qualified. Our executive officers serve at the discretion of the board of directors.

Name	Age	Position
Stephen C. Sherrill	55	Chairman of the Board of Directors
David L. Wenner	58	President, Chief Executive Officer and Director
Robert C. Cantwell	51	Executive Vice President of Finance, Chief Financial Officer and Director
James H. Brown	66	Executive Vice President of Manufacturing
Vanessa E. Maskal	51	Executive Vice President of Sales
Albert J. Soricelli, Jr.	55	Executive Vice President of Marketing and Strategic Planning
Scott E. Lerner	35	Executive Vice President, General Counsel and Secretary
James R. Chambers	50	Director
Cynthia T. Jamison	48	Director
Dennis M. Mullen	54	Director
Alfred Poe	59	Director

        For a description of the business experience of Messrs. Sherrill, Wenner, Cantwell, Chambers, Mullen, Poe and Ms. Jamison, see "Proposal No. 1—Election of Directors."

        James H. Brown, Executive Vice President of Manufacturing.    James Brown is our Executive Vice President of Manufacturing and has 30 years of experience in manufacturing with our company and Polaner. Mr. Brown has been responsible for all manufacturing at our Roseland facility since 1981. In 1994, he assumed responsibility for our company's other manufacturing facilities. Prior to joining Polaner in 1972, Mr. Brown worked at Kraft Foods for two years as a project engineer and spent four years in the U.S. Navy.

        Vanessa E. Maskal, Executive Vice President of Sales.    Vanessa Maskal is our Executive Vice President of Sales. Ms. Maskal first joined B&G Foods in 1999 as Senior Brand Manager and after a brief hiatus returned to B&G Foods in 2003 as Director of Direct Store Delivery Sales. Ms. Maskal was promoted to her current position in November 2006. Prior to joining B&G Foods, Ms. Maskal held senior positions at IBC Inc., Drake Bakeries and Whatman Inc.

        Albert J. Soricelli, Jr., Executive Vice President of Marketing and Strategic Planning.    Albert Soricelli is our Executive Vice President of Marketing and Strategic Planning. Prior to joining our company in 2000, Mr. Soricelli held various executive positions in the food and consumer products industry. Mr. Soricelli spent 18 years at American Home Foods in Madison, New Jersey where he held the position of Senior Vice President/General Manager. More recently, Mr. Soricelli served as President, Consumer Division, of Nice Pak Inc. in Orangeburg, New York, a baby wipe and wet wipe consumer product company. As Executive Vice President of Marketing & Strategic Planning for our company, Mr. Soricelli is responsible for marketing, acquisitions and divestitures.

        Scott E. Lerner, Executive Vice President, General Counsel and Secretary.    Scott Lerner is our Executive Vice President, General Counsel and Secretary. Mr. Lerner joined our company in 2005 from the international law firm Dechert LLP, where he was an associate in the corporate and securities and mergers and acquisitions practice groups from 1997 to 2005. Mr. Lerner earned a Bachelor of Science degree in Business Management from Cornell University and a Juris Doctor degree from the University of Pennsylvania Law School.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        In the paragraphs that follow, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2007 to our chief executive officer, chief financial officer, and our three most highly compensated executive officers other than our chief executive officer and chief financial officer who were serving as such at the end of fiscal 2007. Throughout this proxy statement we refer to these individuals as our "named executive officers."

        The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Role of the Compensation Committee

        The compensation committee of our board of directors is responsible for setting and administering the policies that govern salary, annual bonus, long-term incentive programs and other compensation and benefits for our executive officers. The compensation committee oversees various executive and employee compensation plans and programs, and it has responsibility for continually monitoring these plans and programs to ensure that they adhere to our company's compensation philosophy and objectives. Our compensation committee determines the appropriate compensation levels of executives, evaluates officer and director compensation plans, policies and programs, and reviews benefit plans for officers and employees. Our compensation committee ensures that the total compensation paid to our named executive officers is fair, reasonable and competitive, and that a significant portion of the total compensation is tied to our company's annual and long-term performance.

        The compensation committee's charter reflects the above-mentioned responsibilities, and the compensation committee and the board of directors periodically review and revise the charter. The compensation committee currently consists of three directors, each of whom was determined by our company's board of directors to be "independent" as defined by the listing standards of the New York Stock Exchange. No member of the compensation committee is a current or former officer or employee of our company. Mr. Poe, the chairman of our compensation committee, reports on compensation committee actions and recommendations from time to time at board meetings.

        The compensation committee has the authority to engage the services of outside advisers, experts and others to assist the compensation committee. During fiscal 2007, the compensation committee engaged Hewitt Associates, an outside global human resources consulting firm, to review our company's executive compensation and incentive programs. The compensation committee conducted numerous teleconferences with the consultant during the course of reviewing our company's existing executive compensation scheme and structuring our 2007 special bonus program and the performance share long-term incentive awards granted under the B&G Foods, Inc. 2008 Omnibus Incentive Compensation Plan (which we refer to in this prospectus as the "2008 Omnibus Plan"), which are discussed more fully below.

Role of our Chief Executive Officer in Compensation Decisions

        Regarding most compensation matters, including executive and director compensation and our annual and long-term incentive plans, our chief executive officer provides recommendations to the compensation committee; however, the compensation committee does not delegate any of its functions to others in setting compensation for our named executive officers and directors.

        The compensation committee makes all compensation decisions for the named executive officers. The compensation committee annually evaluates the performance of, and determines the compensation of, our chief executive officer based upon a combination of the achievement of corporate goals and individual performance. Our chief executive officer annually reviews the performance of each named executive officer other than himself. The conclusions reached by our chief executive officer and recommendations based on these reviews, including with respect to salary adjustments and incentive plan award amounts, are presented to the compensation committee. The compensation committee then exercises its discretion in modifying any recommended adjustments or awards. Our compensation committee then reports the compensation decisions it has made with respect to our chief executive officer and each of the other named executive officers to the board of directors.

Compensation Objectives

        The primary objective of our executive compensation program is to provide compensation that is designed to:

  •
  attract, motivate and retain executive officers of outstanding ability and potential;

  •
  reinforce the execution of our business strategy and the achievement of our business objectives; and

  •
  align the interests of our executive officers with the interests of our security holders, with the ultimate objective of improving stockholder value.

The compensation committee aims to provide incentives for superior performance in a given year and over a sustained period by paying fair, reasonable and competitive compensation, and by basing a significant portion of compensation upon achieving that performance.

Components of Executive Compensation

        The compensation committee believes that it is important to place a greater percentage of executives' and senior managers' compensation at risk than that of non-executives and non-senior managers by tying executives' and senior managers' compensation directly to the performance of B&G Foods. Accordingly, executive and senior management compensation consists primarily of an annual salary, annual bonus and long-term incentives linked to the performance of the company.

  Base Salaries

        We have entered into employment agreements with all six of our executive officers, including each of the named executive officers. The current base salaries for our named executive officers are set forth below in the footnotes to the summary compensation table below. For each of these executive officers, including our chief executive officer, the executive officer's base salary is subject to annual increase at the discretion of the compensation committee. Adjustments to base salary are based upon the executive officer's past performance, expected future contributions, scope and nature of responsibilities, including changes in responsibilities, and competitive compensation data relating to such executive officer.

  Performance-Based Awards

        In order to align the interests of our stockholders with our compensation plans, we tie significant portions of our named executive officers' compensation to our annual and long-term financial and operating performance. Our performance-based awards are comprised of an annual incentive cash award and, beginning in 2008 (subject to stockholder approval of the 2008 Omnibus Plan), long-term incentive equity awards. The compensation committee's philosophy is that if our performance exceeds our internal targets and budgets, named executive officers can expect the level of their compensation to meet or exceed the competitive median. On the other hand, if our financial performance falls below these expectations, our approach is that named executive officers can expect their compensation to be adversely affected and fall below the competitive median.

        Our incentive award programs each use one of the two performance measures listed below:

  •
  Adjusted EBITDA.  Historically, the compensation committee has chosen adjusted EBITDA (net income before net interest expense, income taxes, depreciation and amortization, as adjusted for certain other items) as the target performance objective for the payment of awards under our annual bonus plan. Adjusted EBITDA is substantially equivalent to the term "consolidated cash flow" as defined in our senior subordinated notes indenture, senior notes indenture and under the terms of our credit facility (which we refer to collectively in this proxy statement as our "financing agreements").

    The compensation committee has selected adjusted EBITDA as the relevant company goal because the compensation committee believes that adjusted EBITDA growth is consistent with the overall goals and long-term strategic direction that the board of directors has set for our company. Further, adjusted EBITDA growth is closely related to or reflective of our company's financial and operational improvements, ability to generate cash flow from operations, growth, and return to stockholders. We believe that adjusted EBITDA is helpful in assessing the overall performance of our business, and is helpful in highlighting trends in our overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on our day-to-day operating performance. Adjusted EBITDA is an important non-GAAP valuation tool that potential investors use to measure our profitability against other companies in our industry.

  •
  Excess Cash.  Our compensation committee has chosen "excess cash" as the measure for determining performance share long-term incentive awards under the 2008 Omnibus Plan. Excess cash is calculated as "consolidated cash flow," as defined in our financing agreements (and which is equivalent to the term adjusted EBITDA), minus the sum of cash interest payments, cash income tax payments, capital expenditures and dividends paid. Excess cash as we define it for purposes of our incentive awards differs from the definition of the term in our financing agreements because, as used for purposes of our incentive awards, excess cash is reduced by the amount of dividends we pay but excludes the impact of certain debt repayments. We believe that excess cash is an important measure in analyzing our liquidity and strength and our ability to execute on strategic opportunities and deliver stockholder value. Further, the compensation committee believes that excess cash performance targets encourage management to actively pursue acquisitions that are meaningfully accretive to our cash flows.

        Adjusted EBITDA and excess cash targets for a given year are determined by the compensation committee based upon recommendations from and discussions with management, a review of current economic conditions and recent acquisition activity. Factors used by the compensation committee in setting adjusted EBITDA and excess cash targets include, among others, the following:

  •
  reasonable growth expectations taking into account a variety of circumstances faced by our company;

  •
  market conditions and the related impact on cost and our ability to offset those cost increases with pricing increases or other cost savings measures;

  •
  prior fiscal year adjusted EBITDA and excess cash; and

  •
  stockholder expectations.

        Neither adjusted EBITDA nor excess cash is a term defined under U.S. generally accepted accounting principles.

  Annual Bonus Plan

        The compensation committee believes that a portion of an executive officer's compensation should be tied to the achievement of the company's performance goals in the form of an annual non-equity incentive cash bonus, in order to reward individual performance and overall company success. B&G Food's annual bonus plan provides for annual incentive awards to be made to our executive officers and senior managers upon our company's attainment of pre-set annual financial objectives. As discussed above, the compensation committee has historically chosen adjusted EBITDA to as the financial objective for the annual bonus plan. Adjusted EBITDA targets under the annual bonus plan may be reset periodically within a fiscal year by the compensation committee to take into account acquisitions and other unplanned events. The amount of the annual award to each executive is based upon a percentage of the executive's or senior manager's annualized base salary. After the compensation committee reviews the final full year fiscal results of our company, the compensation committee approves the total bonuses to be awarded. Bonus awards are generally paid in cash in a lump sum in February or March. Executives generally must be employed on the last day of a plan year to receive an award, however, the compensation committee, at its discretion, may prorate awards in the event of certain circumstances such as the executive's promotion or demotion, death or retirement.

        In accordance with each of their respective employment agreements, each named executive officer is eligible to earn an annual bonus in amounts ranging up to 100% of his base salary at year end with respect to our chief executive officer and up to 70% of his base salary at year end with respect to each of the other named executive officers, if respective threshold, target or maximum performance objectives are met.

        Adjusted EBITDA must exceed a certain threshold amount to permit any payment of annual bonuses. At the target adjusted EBITDA, each participant receives 50% of a full bonus and at the maximum adjusted EBITDA objective, each participant receives a full bonus.

        For fiscal 2007, the compensation committee set the threshold, target and maximum performance objectives based upon adjusted EBITDA pro forma for the Cream of Wheat acquisition as if it had occurred at the beginning of fiscal 2007 (which we refer to as our "2007 pro forma adjusted EBITDA"). The 2007 pro forma adjusted EBITDA threshold, target and maximum performance objectives were, $96.3 million, $98.1 million and $99.9 million (in each case after giving effect to the accrual for the 2007 annual bonus plan but before giving effect to the accrual for the 2007 special bonus program). Our company's 2007 pro forma adjusted EBITDA of $102.0 million exceeded the maximum adjusted EBITDA objective of $99.9 million (in each case, after giving effect to the accrual for the 2007 annual bonus plan but before giving effect to the accrual for the 2007 special bonus program). Therefore, as reflected in the footnote to the non-equity incentive plan compensation column in the summary compensation table below, awards under the annual bonus plan were earned by the named executive officers at the maximum or 100% level for fiscal 2007.

  Long-Term Incentive Compensation

        2004 Long-Term Incentive Plan.    In connection with B&G Foods' initial public offering of EISs in October 2004, our board of directors adopted a cash-based long-term incentive plan (2004 LTIP) to strengthen the mutuality of interests between our executive officers and other senior management employees and the holders of our EISs. In February 2007, our compensation committee decided to postpone setting a participant pool and minimum per EIS distributable cash target under the 2004 LTIP for fiscal 2007 until it had time to reassess the 2004 LTIP and contemplate other long-term incentive programs. The decision to postpone setting a participant pool and distributable cash target was made in light of the then pending Cream of Wheat acquisition (which was completed in February 2007) and the then proposed initial public offering of separately traded Class A common stock (which was completed in May 2007). On September 25, 2007, the compensation committee terminated the

2004 LTIP. As a result, there were no awards made under the 2004 LTIP in respect of 2007. In addition, no amounts were earned by participants under the 2004 LTIP from the date of its inception through the date of its termination with respect to prior performance periods and distributable cash targets.

        2008 Omnibus Incentive Compensation Plan.    In June 2007, the compensation committee retained Hewitt Associates to review our executive compensation program, including our 2004 LTIP and to offer suggestions for 2007 as well as for structuring long-term incentive compensation going forward in order to promote B&G Foods' continued growth and enhanced stockholder value. In March 2008, our compensation committee approved the 2008 Omnibus Plan and recommended its adoption by our board of directors. On March 10, 2008, our board of directors unanimously adopted the 2008 Omnibus Plan subject to the approval of our stockholders. As discussed in Proposal No. 3 below, we are soliciting stockholder approval of the 2008 Omnibus Plan in connection with the annual meeting. For a more detailed discussion of the 2008 Omnibus Plan, including the primary reasons for the adoption of the 2008 Plan, a summary of the principal terms of the plan and the performance share long-term incentive awards granted to date under the plan, see Proposal No. 3.

  2007 Special Bonus Program

        On September 25, 2007, in addition to terminating the 2004 LTIP, the compensation committee approved a special bonus pool of approximately $1.9 million designed to recognize the significant contributions of B&G Foods' executive officers and certain members of senior management to the successful completion of the Cream of Wheat acquisition and the Class A common stock offering. The size of the special bonus pool was based upon the expected attainment of an excess cash performance target for fiscal 2007 and was to be adjusted upwards or downwards by the compensation committee based upon actual results for fiscal 2007. The formula used to determine the special one-time bonus pool was designed to approximate the formula previously used under the 2004 LTIP, resulting in a special bonus pool equal to 20% of our fiscal 2007 excess cash. The compensation committee decided that each of the participants in the special bonus program would receive a percentage of the bonus pool equal to that participant's salary divided by the sum of the salaries of all participants. As such, the named executive officers would be eligible to receive the following percentages of the special bonus pool: Mr. Wenner, 28.6%; Mr. Cantwell, 15.3%; Mr. Soricelli, 9.2%; Mr. Brown, 8.2%; and Mr. Lerner 8.2%. The 2007 special bonus awards earned by each of the named executive officers is set forth below in the footnote to the non-equity incentive plan compensation column in the summary compensation table.

  Other Compensation and Benefits

        Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with our company. Benefits offered to executive officers are the same as those offered to the general employee population, except for the automobile allowance or automobile lease provided to the executive officers.

        Executive officers are entitled to participate in the company's defined benefit pension plan. In addition, under the company's 401(k) plan, B&G Foods makes a 50% matching contribution with respect to each participant's elective contributions, up to six percent of such participant's compensation (provided that for fiscal 2007, matching contributions were based only on the first $225,000 of such participant's compensation). Matching contributions become fully vested after five years of employment with the company.

  Executive Severance and Change in Control Severance Benefits

        For a discussion of executive severance and change in control severance benefits, our rationale for offering those benefits and the triggers for payments, see "Management Employment Agreements—Severance Benefits" below.

Chief Executive Officer Compensation

        The compensation committee remains responsible for reviewing and approving the corporate goals and objectives relevant to our chief executive officer's compensation and evaluating our chief executive officer's performance in light of those goals and objectives. Mr. Wenner has served as our President and Chief Executive Officer since March 1993. Mr. Wenner's compensation during fiscal 2007 was based upon his employment agreement and the other factors set forth above under "Components of Executive Compensation." The compensation committee also took into consideration the compensation of chief executive officers of similar size organizations and their scope of responsibilities in determining an appropriate compensation level for Mr. Wenner for fiscal 2008.

Accounting and Tax Considerations

        Financial reporting and income tax consequences to our company of individual compensation elements are important considerations for our compensation committee when it is analyzing the overall level of compensation and the mix of compensation. Overall, the compensation committee seeks to balance its objective of ensuring a fair, reasonable and competitive compensation package for our named executive officers with the need to insure the deductibility of compensation—while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

        Section 162(m) limits the deduction that may be claimed by a public company for compensation paid to certain of our executive officers to $1 million except to the extent that any excess compensation is "performance-based compensation." Through fiscal 2007, Section 162(m) has not affected our tax deductions, and the compensation committee believes that, at the present time, it is unlikely that the compensation paid to any of our employees in a taxable year that is subject to the deduction limit will exceed $1 million. The compensation committee intends to continue to evaluate the effects of the statute and any applicable regulations. To the extent that it is practicable and consistent with our company's executive compensation philosophy, the compensation committee intends to design our executive compensation policy to maximize the deductibility of such compensation under Section 162(m). However, if compliance with Section 162(m) conflicts with the compensation philosophy or is determined not to be in the best interest of our stockholders, the compensation committee will abide by its compensation philosophy even if it results in a loss of deductibility. As discussed below under "Management Employment Agreements—Severance Benefits—New IRS Revenue Ruling," the compensation committee is currently reviewing the implications of new Internal Revenue Service (IRS) guidance relating to Section 162(m).

Compensation Committee Interlocks and Insider Participation

        No member of the compensation committee during fiscal 2007 was an officer or employee of us or any of our subsidiaries, or was formerly an officer of our company or any of our subsidiaries. In addition, no member of the compensation committee had any other relationship that requires disclosure under Item 407(e)(4) of Regulation S-K.

REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee of the board of directors of B&G Foods has reviewed the foregoing Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in the company's Annual Report on Form 10-K for fiscal 2007 and the company's 2008 proxy statement. This report is provided by the following independent directors, who comprise the committee.

Compensation Committee Alfred Poe, Chairperson James R. Chambers Cynthia T. Jamison

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for fiscal 2007 and 2006 paid to our named executive officers.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
David L. Wenner President and Chief Executive Officer	2007 2006	$418,948 389,332	— —	— —	— —	$963,195 195,000	$21,761 29,865	$16,750 16,600	$1,420,654 630,797
Robert C. Cantwell Executive Vice President of Finance and Chief Financial Officer	2007 2005	$302,505 278,948	— —	— —	— —	$518,497 105,000	$3,604 16,474	$16,750 16,600	$841,356 417,022
Albert J. Soricelli, Jr. Executive Vice President of Marketing and Strategic Planning	2007 2006	$269,890 258,909	— —	— —	— —	$363,598 90,650	$13,794 17,592	$16,750 16,600	$664,032 383,751
James H. Brown Executive Vice President of Manufacturing	2007 2006	$240,963 229,102	— —	— —	— —	$330,199 84,000	$3,293 15,843	$21,238 20,953	$595,693 349,898
Scott E. Lerner Executive Vice President, General Counsel and Secretary	2007 2006	$239,717 229,717	— —	— —	— —	$323,199 60,154	$3,321 6,734	$16,750 11,662	$582,987 308,267

(1)
The current base salary as of the date of this proxy statement for each named executive officer who currently serves as an executive officer is as follows: Mr. Wenner, $455,000; Mr. Cantwell, $325,000; Mr. Soricelli, $285,000; Mr. Brown, $250,000; and Mr. Lerner, $255,000.

(2)
As set forth in the table below, the amounts shown in this column represent payments made under our annual bonus plan and the 2007 special bonus program.

Name	Year	Annual Bonus Award	2007 Special Bonus Award	Total
David L. Wenner	2007 2006	$420,000 195,000	$543,195 N/A	$963,195 195,000
Robert C. Cantwell	2007 2006	$227,500 105,000	$290,997 N/A	$518,497 105,000
Albert J. Soricelli, Jr.	2007 2006	$189,000 90,650	$174,598 N/A	$363,598 90,650
James H. Brown	2007 2006	$175,000 84,000	$155,199 N/A	$330,199 84,000
Scott E. Lerner	2007 2006	$168,000 60,154	$155,199 N/A	$323,199 60,154
(3)
Represents the aggregate change in pension value of the named executive officer's accumulated benefit under our pension plan. See the pension benefits table on page 22 for additional information, including the present value assumptions used in this calculation. We do not have any non-qualified deferred compensation plans.

(4)
The amounts shown in this column include employer costs relating to personal use of a company automobile or automobile allowances paid; and our company's matching contributions to our 401(k) plan. In accordance with SEC rules, the compensation in the table omits information regarding group life, health, hospitalization and medical reimbursement plans that do not discriminate in scope, terms or operation, in favor of executive officers or directors of B&G Foods and that are available generally to all salaried employees.

  The following table describes each component of the "all other compensation" column for fiscal 2007.

Name	Year	Matching Contributions to 401(k) Plan	Automobile Allowance(A)	Total
David L. Wenner	2007 2006	$6,750 6,600	$10,000 10,000	$16,750 16,600
Robert C. Cantwell	2007 2006	$6,750 6,600	$10,000 10,000	$16,750 16,600
Albert J. Soricelli, Jr.	2007 2006	$6,750 6,600	$10,000 10,000	$16,750 16,600
James H. Brown	2007 2006	$6,750 6,600	$14,488 14,353	$21,238 20,953
Scott E. Lerner	2007 2006	$6,750 1,662	$10,000 10,000	$16,750 11,662

    (A)
    In the case of each of the named executive officers other than Mr. Brown, the amount shown reflects an unrestricted automobile allowance that is fully taxable to the officer. In the case of Mr. Brown, the amount shown reflects the annualized lease value (calculated in accordance with tables provided by the IRS) of an automobile leased by B&G Foods on behalf of Mr. Brown.

Grants of Plan Based Awards in Fiscal 2007

        The following table sets forth information about non-equity awards granted to the named executive officers in fiscal 2007. Our company did not have any equity compensation plans in fiscal 2007 and thus no equity awards were granted during fiscal 2007.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name
	Threshold	Target	Maximum
David L. Wenner
Annual Bonus Plan(1)	—	$210,000	$420,000
2004 Long-Term Incentive Plan(2)	—	—	—
2007 Special Bonus Program(3)	—	$543,195	N/A
Robert C. Cantwell
Annual Bonus Plan(1)	—	$113,750	$227,500
2004 Long-Term Incentive Plan(2)	—	—	—
2007 Special Bonus Program(3)	—	$290,997	N/A
Albert J. Soricelli, Jr.
Annual Bonus Plan(1)	—	$94,500	$189,000
2004 Long-Term Incentive Plan(2)	—	—	—
2007 Special Bonus Program(3)	—	$174,598	N/A
James H. Brown
Annual Bonus Plan(1)	—	$87,500	$175,000
2004 Long-Term Incentive Plan(2)	—	—	—
2007 Special Bonus Program(3)	—	$155,199	N/A
Scott E. Lerner
Annual Bonus Plan(1)	—	$84,000	$168,000
2004 Long-Term Incentive Plan(2)	—	—	—
2007 Special Bonus Program(3)	—	$155,199	N/A

(1)
Shows the potential value of the payout for the named executive officer under our annual bonus plan for fiscal 2007 if the threshold, target or maximum adjusted EBITDA objective is satisfied. The potential payouts are performance-driven and therefore completely at risk. As reflected in the footnote to the non-equity incentive plan compensation column in the summary compensation table, awards under the annual bonus plan were paid to the named executive officers at the maximum level for fiscal 2007.

(2)
The compensation committee did not set a participant pool or minimum per EIS distributable cash target for fiscal 2007 under the 2004 LTIP. The 2004 LTIP was terminated during fiscal 2007.

(3)
Shows the potential value of the payout for the named executive officer under the 2007 special bonus program if the threshold and target excess cash is satisfied. No maximum payment is provided, as awards were uncapped. As reflected in the footnote to the non-equity incentive plan compensation column in the summary compensation table, awards under the 2007 special bonus program were paid to the named executive officers at the target level.

Management Employment Agreements

        We have entered into employment agreements with each of our named executive officers. Each executive's base salary as set forth above in the summary compensation table is subject to annual increases at the discretion of the compensation committee. Each executive is eligible to earn additional incentive compensation under our annual bonus plan and any other incentive compensation programs we provide. Each executive is also entitled to (1) receive individual disability and life insurance coverage, (2) receive other executive benefits, including an automobile allowance and cellular phone allowance, (3) participate in all employee benefits plans maintained by us for our employees and (4) receive other customary employee benefits.

        Each agreement is subject to automatic one-year extensions, unless earlier terminated. Each agreement may be terminated by the executive at any time for any reason, provided that he gives us 60 days advance written notice of his resignation, subject to special notice rules in certain instances, including a change in control or in the event that we substantially alter his or her duties so that he or she can no longer perform his or her duties in accordance with his or her agreement with us. Each agreement may also be terminated by us for any reason, including for "cause" (as defined in the employment agreements). We must give 60 days advance written notice if the termination is without cause. During the executive's employment and for one year after his or her voluntary resignation or termination for cause, each executive has agreed that he or she will not be employed or otherwise engaged by any food manufacturer operating in the United States that directly competes with our business.

  Severance Benefits

        Executive Severance Benefits.    To ensure that we are offering a competitive executive compensation program, we believe it is important to provide reasonable severance benefits to our executive officers. In the case of termination by us without cause, termination by us due to the executive's disability, or a resignation by the executive described above that is considered to be a termination by us without cause, each executive officer's employment agreement provides that he or she will receive the following severance benefits, in addition to accrued and unpaid compensation and benefits, for a period of two years in the case of Mr. Wenner and for a period of one year in the cases of Messrs. Cantwell, Soricelli, Brown and Lerner: (1) his annual base salary and incentive compensation awards earned at the threshold or target amount, (2) continuation of the other employment benefits described above, (3) if legally allowed, two additional years of service credit under our qualified pension plan with respect to Mr. Wenner or additional service credit under our qualified pension plan equal to the length of the severance period with respect to Messrs. Cantwell, Soricelli, Brown and Lerner and (4) outplacement services.

        The estimated severance and other benefits for each named executive officer in the event a termination by us without cause are set forth below. The amounts assume that the termination without cause was effective as of December 29, 2007 and thus are based upon amounts earned through such date and are only estimates of the amounts that would actually be paid to such named executive officers upon their termination.

Name	Continuation of Salary	Continuation of Health Care and Other Insurance Benefits	Estimated Present Value of Additional Pension Credits	Accelerated Vesting of LTIAs	Accelerated Vesting of Annual Bonus Plan Award	Accelerated Vesting of 2007 Special Bonus Award	Total
David L. Wenner	$840,000	$26,582	$36,043	—	$420,000	$271,598	$1,594,223
Robert C. Cantwell	$325,000	$13,261	$11,017	—	$113,750	$145,499	$608,527
Albert J. Soricelli, Jr.	$270,000	$13,114	$14,475	—	$94,500	$87,299	$479,388
James H. Brown	$250,000	$12,661	$21,683	—	$87,500	$77,600	$449,444
Scott E. Lerner	$240,000	$13,003	$4,161	—	$84,000	$77,600	$418,764

        Change in Control Severance Benefits.    From time to time, we may explore potential transactions that could result in a change in control of our company. We believe that when a transaction is perceived as imminent, or is taking place, we should be able to receive and rely on the disinterested service of our executive officers, without them being distracted or concerned by the personal uncertainties and risks associated with such a situation. We further believe that our stockholders are best served if their interests are aligned with the interests of our executives, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential transactions that may enhance the value of our stockholders' investments.

        In accordance with the respective employment agreements of Messrs. Cantwell, Soricelli, Brown and Lerner, the severance period set forth above will be increased to two years after his termination of employment if his termination is following a change in control. In addition, if the executive terminates his employment following a change in control and becomes subject to the "golden parachute" excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, his payments will be increased so that he will be in the same after-tax economic position that he would be in if the excise tax did not apply.

        The estimated severance and other benefits for each named executive officer in the event a change in control and termination of employment, and the potential tax obligations of the company for these benefits are set forth below. The amounts assume that the change of control and termination was effective as of December 29, 2007 and thus are based upon amounts earned through such date and are only estimates of the amounts that would actually be paid to such named executive officers upon their termination and the potential tax obligations of the company.

Name	Continuation of Salary	Continuation of Health Care and Other Insurance Benefits	Estimated Present Value of Additional Pension Credits	Accelerated Vesting of LTIAs	Accelerated Vesting of Bonus Plan Award	Accelerated Vesting of 2007 Special Bonus Award	Potential excise tax liability and gross up for excise taxes(1)	Total
David L. Wenner	$840,000	$26,582	$36,043	—	$420,000	$271,598	—	$1,594,223
Robert C. Cantwell	$650,000	$26,523	$22,034	—	$227,500	$145,499	—	$1,071,556
Albert J. Soricelli, Jr.	$540,000	$26,227	$28,950	—	$189,000	$87,299	—	$871,476
James H. Brown	$500,000	$25,322	$43,365	—	$175,000	$77,600	—	$821,287
Scott E. Lerner	$480,000	$26,006	$8,322	—	$168,000	$77,600	$258,485	$1,018,413

(1)
The calculation of the estimated gross-up payment assumes a 38% combined individual federal and state tax rate and a 20% excise tax.

        Release.    The obligation of B&G Foods to provide the salary continuation and other severance benefits described above is contingent upon and subject to the execution and delivery by the executive officer of a general release. The general release is required to provide that for and in consideration of the salary continuation and other severance benefits, the executive officer release any and all claims and rights ensuing from his employment with and termination from our company, which he or she may have against the company or any of our subsidiaries or other affiliates, and their respective trustees, officers, managers, employees and agents, arising from or related to his employment or termination.

        New IRS Revenue Ruling.    Our compensation committee is currently reviewing the implications of Internal Revenue Service Revenue Ruling 2008-13, issued on February 21, 2008. In Revenue Ruling 2008-13, the IRS ruled that where a performance-based incentive plan provides that payment will be made upon involuntary termination of employment without cause, resignation for good reason or retirement, regardless of whether the pre-established performance goals are attained, no compensation paid under the plan would qualify as performance-based compensation under Section 162(m). The IRS did, however, provide transition relief. Revenue Ruling 2008-13 will not be applied to compensation paid for performance periods beginning on or before January 1, 2009 or pursuant to employment contracts in effect as of February 21, 2008 (without regard to renewals or extensions). As a result of

Revenue Ruling 2008-13, the compensation committee may seek to amend the severance and change in control agreements set forth in the employment agreements of our executive officers.

401(k) Plan

        We maintain a tax-qualified defined contribution plan with a cash or deferred arrangement intended to qualify under Section 401(k) of the Internal Revenue Code of 1986. Our employees become eligible to participate in the plan upon reaching age 21 and completing one year of employment with us. Each participant in the plan may elect to defer, in the form of contributions to the plan, up to 75% of compensation that would otherwise be paid to the participant in the applicable year, which percentage may be increased or decreased by the administrative committee of the plan, but is otherwise not to exceed the statutorily prescribed annual limit ($15,500 in 2007 if the participant is under age 50, and $20,500 in 2007 if age is 50 or over). We make a 50% matching contribution with respect to each participant's elective contributions up to six percent of such participant's compensation (provided that for fiscal 2007, matching contributions were based only on the first $225,000 of such participant's compensation). Matching contributions become fully vested after five years of employment with the company.

Pension Plan

        We maintain a pension plan for certain eligible employees meeting minimum eligibility requirements in which each of our named executive officers participates. The pension plan is designed and administered to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. The pension plan provides unreduced retirement benefits at age 62 based on the average of the five highest consecutive years of earnings in the last ten years. Benefits under the plan are calculated generally under a formula of 0.75% of final average earnings, plus an additional 0.4% of final average earnings in excess of a 35-year average Social Security taxable wage base, in each case, multiplied by service limited to 35 years. The compensation covered by the pension plan is W-2 earnings and any amounts contributed to any tax qualified profit sharing plan or cafeteria plan. As required by Section 401(a)(17) of the Internal Revenue Code of 1986, for fiscal 2007, benefits under the pension plan were based only on the first $225,000 of an employee's annual earnings. In certain cases, additional years of credited service may be granted as described above under "Management Employment Agreements—Severance Benefits." In most cases, employees are not entitled to a lump sum payment of the pension benefits. Upon retirement, the total amount of accumulated benefits is calculated as a monthly installment and is paid out over the remaining life of the employee (or if elected, over the lives of the employee and his or her beneficiary at a reduced monthly benefit).

Pension Benefits Table

Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
David L. Wenner	18	$324,396	—
Robert C. Cantwell	24	$236,491	—
Albert J. Soricelli, Jr.	8	$115,795	—
James H. Brown	20	$433,638	—
Scott E. Lerner	2	$10,055	—

    (1)
    The present value of the accumulated benefit for each named executive officer reflects pension benefits payable at the earliest age the named executive officer may retire without significant benefit reductions, or current age, if later. The same assumptions used in note 11 to B&G Foods' audited financial statements in the 2007 Annual Report are used in calculating the present value of accumulated pension benefits, including a discount rate of 6.50%. The present value of the accumulated benefit is also based upon a post-retirement mortality rate in accordance with the 1994 Group Annuity Mortality Table and the single life annuity payment form. At December 29, 2007, Mr. Brown was eligible to retire with an unreduced retirement benefit under our pension plan because he is over age 62.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 21, 2008 with respect to the beneficial ownership of our Class A common stock, and shows the number of and percentage owned by:

  •
  each person or entity known to us to beneficially own five percent or more of our Class A common stock;

  •
  each director of our company;

  •
  the executive officers named in the summary compensation table; and

  •
  all of our directors and executive officers as a group.

Unless otherwise specified, all shares are directly held.

        Beneficial ownership of shares is determined under the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of stock held by such person. As of March 21, 2008, 36,778,988 shares of Class A common stock were outstanding (16,680,877 of which were represented by EISs and 20,098,111 were held separately) and no shares of Class B common stock were outstanding.

	Class A Common Stock
Name of Beneficial Owner
	Shares	Percentage
JPMorgan Chase & Co.(1).	2,591,412	7.0%
David L. Wenner	186,969	*
Robert C. Cantwell	140,869	*
Albert J. Soricelli, Jr.	141,369	*
James H. Brown	167,729	*
Scott E. Lerner	334	*
James R. Chambers	—	—
Dennis M. Mullen	—	—
Cynthia T. Jamison	—	—
Alfred Poe	—	—
Stephen C. Sherrill	155,000	*
All current directors and executive officers as a group (11 persons)	795,270	2.2%

    *
    Less than 1%

    (1)
    According to a Schedule 13G filed on February 1, 2008, by JPMorgan Chase & Co. on behalf of itself and its wholly owned subsidiaries, JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc., J.P. Morgan Trust Company, National Association and JPMorgan Investment Advisors Inc. According to the filing, of the 2,591,412 shares that are beneficially owned by JPMorgan Chase & Co., it has sole power to vote or direct the vote of 2,275,374 shares, shared power to vote or to direct the vote of 900 shares, sole power to dispose or to direct the disposition of 2,555,035 shares, and shared power to dispose or to direct the disposition of 27,802 shares. The address for JPMorgan Chase & Co. is 270 Park Avenue, New York, NY 10017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors and executive officers and any persons who own more than ten percent of our Class A common stock to file with the Securities and Exchange Commission various reports as to ownership of and changes of ownership in any class of equity securities of our company. Such persons are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16 reports they file. As a practical matter, B&G Foods assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. To our knowledge, the Section 16(a) filing requirements were met on a timely basis during fiscal 2007, except that Mr. Brown filed a Form 4 one day late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        Our board of directors recognizes that transactions involving our company and related parties present heightened risk of potential or actual conflicts of interest which may interfere—or even appear to interfere—with the interests of our company. Therefore, it is the policy of our company (as set forth in our corporate governance guidelines) that an independent committee designated by the board shall review, approve or ratify any transaction with related parties required to be reported by our company under the applicable rules and regulations governing related party transactions promulgated by the Securities and Exchange Commission.

Related Party Transactions

  Repurchase and Exchange of Class B Common Stock

        We used a portion of the proceeds of the Class A common stock offering to repurchase 6,762,455 shares of our Class B common stock, which were held by, among others, Bruckmann, Rosser, Sherrill & Co., L.P. (BRS), Mr. Sherrill and certain of our current and former executive officers, at a per share repurchase price equal to the offering price of our Class A common stock, or $13.00 per share, less discounts and commissions. We also exchanged the remaining 793,988 shares of our Class B common stock, which were held by certain of our current and former executive officers, for an equal numbers of shares of our Class A common stock in order to eliminate all of our outstanding Class B common stock. Our board of directors established a special committee comprised solely of our independent directors to recommend to our board of directors the repurchase price and exchange ratio for our Class B common stock, to negotiate with the holders of the Class B common stock, and to recommend to our board of directors if the transaction was in our best interests and fair to the holders of our Class A common stock. The special committee retained a financial advisor to provide information, advice and analysis to assist the special committee in its review of the proposed transaction. The special committee also engaged its own legal counsel to advise the special committee on its duties and responsibilities. The financial advisor delivered to the special committee an opinion that the proposed consideration to be paid by us to the holders of the Class B common stock was fair to us and the holders of the Class A common stock from a financial point of view. After considering all of the information it had gathered, the special committee recommended to our board of directors that from a valuation standpoint, the purchase price for the Class B common stock to be repurchased should be the offering price of the Class A common stock in the offering, net of underwriting discounts and commissions, and that each share of our Class B common stock to be exchanged should be exchanged for one share of our Class A common stock. The special committee also recommended to our board of directors that based on the repurchase price and Class A and Class B exchange ratio and other material terms of the transaction, the transaction was advisable and in our best interests and fair to the holders of our Class A common stock.

  Transaction Services Agreement

        We were party to a transaction services agreement pursuant to which Bruckmann, Rosser, Sherrill & Co., Inc. (BRS & Co.), the manager of BRS, would be paid a transaction fee for management, financial and other corporate advisory services rendered by BRS & Co. in connection with acquisitions, divestitures, financings and other transactions by our company, which fee would not exceed 1.0% of the total transaction value. BRS was our majority owner prior to our EIS offering in October 2004 and remained a majority owner of our Class B common stock prior to our Class A common stock offering in May 2007. Mr. Sherrill, the chairman of our board of directors, is a managing director of BRS & Co. The transaction services agreement provided that transaction fees would be payable as described above unless a majority of disinterested directors determined otherwise.

Upon the consummation of the Class A common stock offering, the transaction services agreement was terminated. No transaction fees were paid under the transaction services agreement during fiscal 2007 prior to its termination or during fiscal 2006.

  Roseland Lease

        We are a party to a lease for our Roseland facility with 426 Eagle Rock Avenue Associates, a real estate partnership of which Leonard S. Polaner, our former Chairman, is the general partner. We paid $68,521 per month in rent to 426 Eagle Rock Avenue Associates pursuant to the Roseland lease during fiscal 2007. The lease expires in 2009. In the opinion of management, the terms of the Roseland lease are at least as favorable to us as the terms that could have been obtained from an unaffiliated third party.

REPORT OF THE AUDIT COMMITTEE

        Under the guidance of a written charter adopted by our board of directors, the audit committee oversees our management's conduct of the financial reporting process on behalf of the board of directors. A copy of the charter is available at the investor relations section of our company's website, www.bgfoods.com. The audit committee also appoints the independent registered public accounting firm to be retained to audit our company's consolidated financial statements and internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the audit committee. The audit committee is responsible for pre-approving both audit and non-audit services to be provided by the independent registered public accounting firm. The audit committee's charter reflects the above-mentioned responsibilities, and the audit committee and the board of directors periodically review and revise the charter.

        Management is responsible for our company's financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our company's independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America. In addition, our company's independent registered public accounting firm will express its own opinion on the effectiveness of the company's internal control over financial reporting. The audit committee's responsibility is to monitor and review these processes. It is not the audit committee's duty or responsibility to conduct auditing or accounting reviews.

        The audit committee met six times during fiscal 2007. During fiscal 2008 and future fiscal years, the audit committee will meet at least four times annually, or more frequently as circumstances dictate. During fiscal 2007, the audit committee also met with management periodically to consider the adequacy of our company's internal controls, and discussed these matters and the overall scope and plans for the audit of our company with our independent registered public accounting firm, KPMG LLP. The audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the effectiveness of our internal control over financial reporting, and the overall quality of our financial reporting. The audit committee also discussed with senior management our company's disclosure controls and procedures and the certifications by our chief executive officer and chief financial officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of our company's filings with the Securities and Exchange Commission. The audit committee also met separately from time to time with our chief financial officer and with our general counsel, and at least quarterly, the audit committee met in executive session.

        In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements in the annual report for the year ended December 29, 2007, management's assessment of the effectiveness of our company's internal control over financial reporting and the independent registered public accounting firm's evaluation of the effectiveness of our company's internal control over financial reporting as of December 29, 2007. The audit committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of our company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the audit committee under auditing standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has discussed with the independent registered public accounting firm its independence from our company and our management, including the matters in the written disclosures and letter which were received by the audit committee from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services with KPMG LLP's independence.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board approved) that the audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 29, 2007 for filing with the SEC.

Audit Committee Cynthia T. Jamison, Chairperson Dennis M. Mullen Alfred Poe

PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

        The audit committee has appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending January 3, 2009.

        We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our board of directors is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

        One or more representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Independent Registered Public Accounting Firm Fees

        In addition to performing the audit of our consolidated financial statements and our internal control over financial reporting, KPMG LLP has provided various other services during fiscal 2007 and

2006. The aggregate fees billed for fiscal 2007 and 2006 for each of the following categories of services are as follows:

Type of Fees	Fiscal 2007	Fiscal 2006
Audit Fees	$1,015,500	$836,500
Audit-Related Fees	—	—
Tax Fees	28,237	—
All Other Fees	—	—

Total	$1,043,737	$836,500

        In accordance with the SEC's definitions and rules the terms in the above table have the following meanings:

        "Audit Fees" are the aggregate fees billed for each of fiscal 2007 and 2006 for professional services rendered by KPMG LLP for the audit of our consolidated financial statements included in our annual reports on Form 10-K and review of the unaudited consolidated financial statements included in our quarterly reports on Form 10-Q; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for fiscal 2006, the attestation of management's report on the effectiveness of internal control over financial reporting; and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for fiscal 2007 and 2006. Audit fees for fiscal 2007 also included fees billed for professional services rendered with respect to engagements, consents, comfort letters and assistance with the review of our filings with the SEC in connection with our initial public offering of our Class A common stock as a separately traded security.

        "Audit-Related Fees" are the aggregate fees billed in each of fiscal 2007 and 2006 for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our consolidated financial statements. No audit-related services were provided by KPMG LLP during fiscal 2007 or 2006.

        "Tax Fees" are the aggregate fees billed in each of fiscal 2007 and 2006 for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning. During fiscal 2007, KPMG LLP prepared a transfer pricing study for one of our Canadian subsidiaries. No other tax compliance, tax advice or tax planning services were provided by KPMG LLP during fiscal 2007 or 2006.

        "All Other Fees" are the aggregate fees billed in each of fiscal 2007 and 2006 for products and services provided by KPMG LLP not included in the first three categories. No such other products or services were provided by KPMG LLP during fiscal 2007 or 2006.

        The audit committee has reviewed summaries of the services provided by KPMG LLP and the related fees, and the audit committee has determined that the provision of the non-audit services described above is compatible in maintaining the independence of KPMG LLP.

        All of the services described above were pre-approved by our audit committee in accordance with its pre-approval policy. The audit committee pre-approval policy provides that all auditing services and all non-audit services to be provided by KPMG LLP be pre-approved by the audit committee, provided that the audit committee shall not approve any prohibited non-audit services set forth in Section 10A(g) of the Exchange Act.

Required Vote

        Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of shares of Class A common stock present and entitled to vote at the annual meeting and voting thereon.

Recommendation of the Board of Directors

        The board of directors recommends that the stockholders vote "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2009.

PROPOSAL NO. 3—APPROVAL OF 2008 OMNIBUS INCENTIVE COMPENSATION PLAN

Introduction

        In March 2008, upon the recommendation of our compensation committee, our board of directors unanimously adopted the B&G Foods, Inc. 2008 Omnibus Incentive Compensation Plan (2008 Omnibus Plan) subject to the approval of our stockholders. If approved by our stockholders at the annual meeting, the 2008 Omnibus Plan will become effective on May 6, 2008. A summary of the principal features of the 2008 Omnibus Plan is provided below, but is qualified in its entirety by reference to the full text of the 2008 Omnibus Plan, which is attached hereto as Annex A.

Description of the 2008 Omnibus Plan

        Purpose.    The purpose of the 2008 Omnibus Plan is to benefit our stockholders by encouraging high levels of performance by individuals who contribute to the success of B&G Foods and to assist B&G Foods in attracting, motivating, retaining and rewarding talented and experienced employees, non-employee directors and consultants by offering them a greater stake in our company's success and a closer identity with it. This purpose is to be accomplished by providing employees, non-employee directors and consultants with an opportunity to obtain or increase a proprietary interest in B&G Foods and/or by providing employees, non-employee directors and consultants with additional incentives to join or remain with our company.

        General.    The 2008 Omnibus Plan authorizes the grant of restricted stock, options, stock appreciation rights (SARs), deferred stock, stock units, performance share awards or cash-based awards. Options granted under the 2008 Omnibus Plan may be either "incentive stock options" as defined in section 422 of the Internal Revenue Code, or nonqualified stock options, as determined by the compensation committee.

        Shares of Stock Subject to the 2008 Omnibus Plan and Maximum Awards.    Subject to adjustment as provided below, the total number of shares of Class A common stock available for awards under the 2008 Omnibus Plan is 2,000,000 shares, which equals approximately 5.4% of the shares of Class A common stock outstanding as of April 4, 2008. Shares are counted against the authorization only to the extent they are actually issued in connection with an award. Thus, awards for shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or are exchanged for awards not involving shares, will result in those shares being again available for grant. Also, if the exercise price or tax withholding requirements of any award are satisfied by tendering shares to our company, or if a SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the 2008 Omnibus Plan. The maximum number of shares will be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares, or other stock-based awards.

        The 2008 Omnibus Plan also imposes annual per-participant award limits. The maximum award that may be paid or granted, to any one participant under the 2008 Omnibus Plan in any fiscal year is: (A) for options and SARs, 900,000 shares of Class A common stock; (B) for "performance-based awards" payable in shares of Class A common stock, 300,000 shares; and (C) for "performance-based awards" payable in cash, $2,000,000.

        In the event that the compensation committee determines that any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Class A common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the 2008 Omnibus Plan, then the compensation committee shall, in an equitable manner, adjust any or all of:

  •
  the number and kind of shares of Class A common stock which may thereafter be issued in connection with awards;

  •
  the number and kind of shares of Class A common stock issuable in respect of outstanding awards;

  •
  the aggregate number and kind of shares of Class A common stock available under the 2008 Omnibus Plan; and

  •
  the exercise or grant price relating to any award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding award.

        Eligibility.    The 2008 Omnibus Plan provides that awards may be granted to any of our employees, non-employee directors or consultants.

        Administration.    Our compensation committee, which will consist solely of two or more non-employee, outside directors will administer the 2008 Omnibus Plan. With respect to awards to individuals who are not subject to the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code, the 2008 Omnibus Plan may be administered by a secondary committee consisting of one or more members of the board.

        The compensation committee has full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the 2008 Omnibus Plan including, without limitation, its construction of the terms of the 2008 Omnibus Plan and its determination of eligibility for participation and awards under the 2008 Omnibus Plan. Without limiting the generality of the immediately preceding sentence and subject to the provisions of the 2008 Omnibus Plan, the compensation committee has full and final authority in its discretion to:

  •
  select the employees, non-employee directors and consultants who will receive awards pursuant to the 2008 Omnibus Plan;

  •
  determine the type or types of awards to be granted to each participant;

  •
  determine the number of shares of Class A common stock, if any, to which an award will relate, the terms and conditions of any award granted under the 2008 Omnibus Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an award, based in each case on such considerations as the compensation committee shall determine) and all other matters to be determined in connection with an award;

  •
  determine whether, to what extent, and under what circumstances an award may be canceled, forfeited, or surrendered;

  •
  determine whether, and to certify that, performance goals to which the settlement of an award is subject are satisfied;

  •
  correct any defect or supply any omission or reconcile any inconsistency in the 2008 Omnibus Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the 2008 Omnibus Plan;

  •
  construe and interpret the 2008 Omnibus Plan and to make all other determinations as it may deem necessary or advisable for the administration of the 2008 Omnibus Plan; and

  •
  establish any "blackout" period that the compensation committee in its sole discretion deems necessary or advisable.

        The compensation committee may impose on any award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the 2008 Omnibus Plan, as the compensation committee shall determine, including terms requiring forfeiture of awards in the event of the participant's separation from service with B&G Foods or any subsidiary; provided, however, that the compensation committee retains full power to accelerate or waive any such term or condition as it may have previously imposed (except that the compensation committee may not accelerate the delivery of deferred stock, stock units, performance share awards or cash-based awards if to do so would subject the participant to an additional tax pursuant to section 409A of the Internal Revenue Code).

        Award Agreements.    Each award granted under the 2008 Omnibus Plan will be evidenced by a written award agreement between the participant and our company, which will describe the award and state the terms and conditions to which the award is subject. The principal terms and conditions of each particular type of award are described below.

        Performance Goals.    The compensation committee may condition the vesting, exercisability or payment of awards on the achievement of performance objectives, and will have discretion to determine the specific targets with respect to such performance objectives.

        In addition, the compensation committee may grant "performance-based awards" intended to qualify as "performance-based compensation" to "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code. In such event, the compensation committee will designate in writing which covered employees will receive such performance-based awards and the performance goals applicable thereto within the earlier of (1) 90 days or (2) the lapse of 25% of the performance period to which such performance goals relate. Unless otherwise determined by the compensation committee, the participant must be employed by us on the last day of the performance period to receive payment of such performance-based award. Except as may be otherwise provided in a participant's employment agreement, a participant will only receive payment of performance-based awards after the completion of the performance period to the extent performance goals are certified in writing by the compensation committee as having been achieved during the performance period.

        Under the 2008 Omnibus Plan, a performance goal means a goal specified by the compensation committee with respect to our company, any of our subsidiaries or affiliates (or any business unit or brand of our company, any of our subsidiaries or affiliates) that must be met by the end of the performance period based upon: (1) the price of our Class A common stock, (2) the price of our EISs, (3) market share, (4) revenue, (5) earnings per share, (6) return on equity, (7) costs, (8) cash flow, (9) excess or free cash flow, (10) return on total assets, (11) return on invested capital, (12) return on net assets, (13) operating income, (14) net income, (15) consolidated earnings before or after taxes (including, without limitation, EBITDA and adjusted EBITDA); (16) book value per share of Class A common stock, (17) expense management, (18) improvements in capital structure, (19) profitability, (20) maintenance or improvement of profit margins, or (21) any other financial or other measurement deemed appropriate by the compensation committee, as it relates to the results of operations or other measurable progress of our company or any of our subsidiaries or affiliates (or any brand or business unit thereof).

        The compensation committee may not increase the amount payable under any performance-based awards to covered employees that are designed to qualify as performance-based compensation. However, the compensation committee may exercise negative discretion to reduce or eliminate the amount payable under any such award.

        Deferred Stock.    An award of deferred stock is an agreement by us to deliver to the recipient a specified number of shares of Class A common stock at the end of a specified deferral period, subject to the fulfillment of conditions specified in the award agreement.

        Restricted Stock.    An award of restricted stock is a grant to the recipient of a specified number of shares of Class A common stock which are subject to forfeiture upon the happening of specified events during the restriction period. Each grant of restricted stock will specify the length of the restriction period and any applicable performance goals, and will include restrictions on transfer to third parties during the restriction period. The compensation committee may provide, in an applicable restricted stock award agreement, for a tax reimbursement cash payment to be made to the participant in connection with the tax consequences resulting from an award of restricted stock.

        Options.    An option is the right to purchase shares of Class A common stock for a specified period of time at a fixed price (the "exercise price"). Each option agreement will specify the exercise price, the type of option (whether an incentive stock option or a non-qualified stock option), the term of the option, the date when the option will become exercisable and any applicable performance goals. The compensation committee will determine the exercise price of an option at the time the option is granted. The exercise price under an option will not be less than 100% of the fair market value of a share of Class A common stock on the date the option is granted, unless the option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us. Notwithstanding the foregoing, the exercise price under an incentive stock option granted to a ten percent stockholder will not be less than 110% of the fair market value of a share of Class A common stock on the date the option is granted. The term of an option granted under the 2008 Omnibus Plan will be no longer than ten years from the date of grant or five years in the case of an incentive stock option granted to a ten percent stockholder. No option may be exercised more than ten years from the grant date.

        Stock Appreciation Rights (SARs).    A stock appreciation right, or SAR, entitles the recipient to receive, upon exercise of the SAR, the excess of the fair market value of one share of Class A common stock on the date of exercise over the base price of the SAR as determined by the compensation committee, except that the base price of the SAR may never be less than the fair market value of a share of Class A common stock on the date of grant. SARs may be payable in cash, shares of Class A common stock, or any combination thereof as specified by the compensation committee. Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR will be exercisable. No SAR may be exercised more than ten years from the grant date.

        Stock Units.    A stock unit is a book-entry unit with a value equal to one share of Class A common stock. Payment of stock units may be made either by delivery of shares to the participant or payment in cash equal to the fair market value of the shares of Class A common stock to which the award relates multiplied by the number of stock units granted. The compensation committee may condition the vesting of stock units upon performance goals or continued service of the participant.

        Performance Share Awards.    A performance share award is an award entitling the recipient to receive shares of Class A common stock upon the attainment of performance goals during a performance period as specified in the award agreement. The compensation committee in its sole discretion will determine whether and to whom performance share awards will be made, the performance goals applicable under each such award, the performance periods, the price, if any, to be paid by the participant for such performance shares upon the achievement of the performance goals, and all other limitations and conditions applicable to the performance share awards.

        Cash-Based Awards.    The compensation committee, in its sole discretion, may grant cash-based awards, which will be subject to the terms and conditions as the compensation committee will determine, including any performance goals and vesting conditions. Such cash-based awards will specify a payment amount, payment formula or payment range as determined by the compensation committee.

Although it is currently contemplated that annual bonuses will continue to be provided outside of the 2008 Omnibus Plan, our compensation committee may in the future decide to grant annual bonuses as cash-based awards under the 2008 Omnibus Plan.

        Dividend Equivalents.    If an award is granted in the form of restricted stock, deferred stock, stock units or performance share awards, the compensation committee may choose, at the time of the grant of the award or any time thereafter up to the time of the award's payment, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the compensation committee may establish.

        Separation of Service.    Except as otherwise provided by the compensation committee in an award agreement, all restricted stock, deferred stock, stock units, performance share awards and cash based awards with respect to which the restriction period or deferral period has not expired or that remain unvested, as applicable, will be immediately forfeited upon a participant's separation from service.

        Except as otherwise provided by the compensation committee in an award agreement, if the participant has a separation from service due to retirement, disability or death, the unexercised and vested portion of any option or SAR will remain exercisable by the participant or his or her successors, as the case may be, until the earlier of the end of the 180-day period immediately following the participant's separation from service or the last day of the term of the option or SAR. Such portion of the option or SAR shall terminate to the extent not exercised within such 180-day period. Any unvested portion of the option or SAR will immediately terminate and be forfeited upon such separation from service.

        If the participant has a separation from service due to a termination by our company for cause (as defined in the 2008 Omnibus Plan), the option or SAR will immediately expire on the date of such separation from service.

        If the participant has a separation from service as a result of any reason other than retirement, disability, death or for cause, any unexercised and vested portion of the option or SAR will remain exercisable until the earlier of the end of the 90-day period immediately following such separation from service or the last day of the term of the option or SAR. Such portion of the option or SAR will terminate to the extent not exercised within such 90-day period. Any unvested portion of the option or SAR will terminate and will be forfeited upon such separation from service.

        Treatment of Awards upon a Change of Control.    Except to the extent the compensation committee specifically establishes otherwise in an award agreement, immediately upon the occurrence of a change in control:

  •
  any options and SARs outstanding which are not then exercisable and vested shall become fully exercisable and vested;

  •
  the restriction period applicable to any restricted stock shall lapse;

  •
  the deferral period applicable to any deferred stock shall lapse;

  •
  all stock units, performance share awards and cash-based awards shall vest in full and any conditions applicable thereto shall be deemed satisfied;

  •
  all performance goals applicable to any award shall be deemed to have been met at 100% of target; and

  •
  the compensation committee may also make additional adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the 2008 Omnibus Plan's purposes.

        Amendment of Awards or Plan and Adjustment of Awards.    Our board of directors may amend, alter, suspend, discontinue, or terminate the 2008 Omnibus Plan or any award granted under the plan without the consent of our stockholders or the participants. Stockholder approval will be required, however, for any amendment, alteration, suspension, discontinuation, or termination if (A) such action would increase the number of shares subject to the Plan, (B) such action results in the "repricing" of any option or SAR, or (c) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. In general, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the 2008 Omnibus Plan or any award granted under the plan may materially and adversely affect the rights of any participant under any award previously granted or any related award agreement.

        Section 409A of the Internal Revenue Code.    It is intended that awards granted under the 2008 Omnibus Plan either be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code. The compensation committee may amend any outstanding award without the participant's consent if such amendment is required to either comply with Section 409A or prevent the participant from being subject to any tax or penalty under Section 409A.

New Plan Benefits

        Performance Share Long-Term Incentive Awards.    On March 10, 2008, the compensation committee granted the following performance share long-term incentive awards (LTIAs) under the 2008 Omnibus Plan. These awards are subject to stockholder approval of the 2008 Omnibus Plan as set forth in Proposal No. 3. All shares of Class A common stock issued in settlement of the performance share LTIAs granted will be issued pursuant to the 2008 Omnibus Plan.

        Each of our named executive officers and certain other members of senior management were awarded performance share LTIAs that entitle the participant to earn shares of Class A common stock upon the attainment of certain performance goals over the applicable performance period. The 2008 LTIAs have a one year performance period, fiscal 2008. The 2008 to 2009 LTIAs have a two-year cumulative performance period, fiscal 2008 and fiscal 2009. The 2008 to 2010 LTIAs have a three-year cumulative performance period, fiscal 2008 through fiscal 2010.

        Our compensation committee believes that a three-year performance period focuses executives on longer-term performance and serves as a significant retention device. It is currently contemplated that LTIAs awarded in the future under the 2008 Omnibus Plan will also have three-year performance periods. The 2008 LTIAs and 2008 to 2009 LTIAs, which have one and two-year performance periods, respectively, were awarded so that the new performance share program could be phased in over the initial full three-year performance period of the 2008 to 2010 LTIAs.

        The 2008 LTIAs, 2008 to 2009 LTIAs and 2008 to 2010 LTIAs, each have a threshold, target and maximum payout. The awards will be settled based upon our performance over the one, two and three-year cumulative performance periods, as applicable, with respect to the applicable performance metric. The compensation committee approves the performance goals for each performance period and the threshold, target and maximum level of performance for each performance goal. For the 2008 LTIAs, the 2008 to 2009 LTIAs and the 2008 to 2010 LTIAs, the compensation committee selected "excess cash" as the performance metric. For a detailed discussion of the excess cash performance measure, including the reason for its selection as a performance measure and our definition of excess cash, see the "Performance-Based Awards" section of the Compensation Discussion and Analysis.

        If our performance fails to meet the performance threshold, then the awards will not vest and no shares will be issued pursuant to the awards. If our performance meets or exceeds the performance threshold, then a varying amount of shares from the threshold amount up to the maximum amount, may be earned. Shortly after the performance results for the performance periods are determined, we will settle each award in shares of Class A common stock based upon the participant's award determined by the actual performance relative to performance goals.

        For the 2008 LTIAs, the 2008 to 2009 LTIAs and the 2008 to 2010 LTIAs, the compensation committee established a target number of performance shares for each participant having a fair market value on the date of grant equal to a specified percentage of that participant's base salary. In the case of our chief executive officer, the target number of performance shares under each of the three LTIAs has a fair market value on the date of grant equal to 100% of his base salary; in the case of our chief financial officer, the target number of performance shares under each of the three LTIAs has a fair market value on the date of grant equal to 75% of his base salary; and in the case of each of the other named executive officers, the target number of performance shares under each of the three LTIAs has a fair market value on the date of grant equal to 50% of his base salary. The maximum number of performance shares that can be earned by a participant under the 2008 LTIAs, the 2008 to 2009 LTIAs and the 2008 to 2010 LTIAs, is three times the target number of performance shares for that participant.

        If a participant's employment ends during the applicable performance period on account of retirement at age 62 or older, or because of death, disability or termination without cause (as defined in the 2008 Omnibus Plan), then after the performance period, the employee (or in the event of death, his or her estate) will be entitled to a pro rata portion of the number of shares of Class A common stock that participants would have received, if any, had the participant remained employed until the end of the performance period. The pro rata portion will be based on the number of full months in the performance period during which the participant was employed as compared to the total number of months in the performance period.

        Upon a change of control (as defined in the 2008 Omnibus Plan), the participant will be entitled to receive a pro rata portion of the shares of Class A common stock with respect to the target number of performance shares covered by the award without regard to the extent to which the performance conditions have been satisfied. The pro rata portion will be based upon the number of full months in the performance period preceding the change in control as compared to the number of months in the performance period

        Non-Employee Director Stock Awards.    In November 2007, the board of directors, acting on the recommendation of the compensation committee, revised the compensation package for non-employer directors to provide that in addition to cash compensation, each non-employee director will receive an equity compensation award, generally in June of each year. See "Corporate Governance—Director Compensation and Arrangements." Subject to stockholder approval of the 2008 Omnibus Plan as set forth in Proposal No. 3, each non-employee director will receive an annual grant of Class A common stock under the 2008 Omnibus Plan. On each June 1, each non-employee director will receive a number of shares of Class A common stock equal to $35,000 divided by the closing price of our Class A common stock on the business day prior to the date of grant. The shares of Class A common stock will fully vest immediately on the date of grant.

        New Plan Benefits Table.    Assuming the 2008 Omnibus Plan is approved by our stockholders at the annual meeting and each non-executive director is re-elected, the following table sets forth the approximate benefits or amounts that will be received or allocated to our named executive officers, other employees and non-executive directors with respect to the performance share LTIAs and director stock awards already approved by our compensation committee and/or board of directors as discussed above. In the case of benefits or amounts that will be received or allocated to our named executive officers and other employees in respect of awards already approved by our compensation committee, we have assumed for purposes of this table that performance goals at the target level have been attained for the 2008 LTIAs, the 2008 to 2009 LTIAs and the 2008 to 2010 LTIAs. Because future awards under the 2008 Omnibus Plan will be granted at the discretion of the compensation committee, the amount of such future awards cannot be determined at this time.

	2008 Omnibus Incentive Compensation Plan
	2008 LTIA(1)		2008-2009 LTIA(1)		2008-2010 LTIA(1)		Non-Employee Director Stock Grant(2)
Name and Position	Dollar Value	Number of Units	Dollar Value	Number of Units	Dollar Value	Number of Units	Dollar Value	Number of Units
David L. Wenner President and Chief Executive Officer	$455,000	45,000	$455,000	45,000	$455,000	45,000	—	—
Robert C. Cantwell Executive Vice President of Finance and Chief Financial Officer	$243,750	24,375	$243,750	24,375	$243,750	24,375	—	—
Albert J. Soricelli, Jr. Executive Vice President of Marketing and Strategic Planning	$142,500	14,250	$142,500	14,250	$142,500	14,250	—	—
James H. Brown Executive Vice President of Manufacturing	$125,000	12,500	$125,000	12,500	$125,000	12,500	—	—
Scott E. Lerner Executive Vice President, General Counsel and Secretary	$127,500	12,750	$127,500	12,750	$127,500	12,750	—	—
All Executive Officers	$1,213,750	121,375	$1,213,750	121,375	$1,213,750	121,375	—	—
All Non-Executive Directors	—	—	—	—	—	—	$175,000	15,695
All Non-Executive Employees	$342,085	34,207	$342,085	34,207	$342,085	34,207	—	—

(1)
Amounts represent the target performance share long-term incentive award payout amounts that could be earned for the fiscal 2008, fiscal 2008 to 2009 and fiscal 2009 to 2010 performance periods, subject to stockholder approval of the 2008 Omnibus Plan and the achievement of specified performance goals. For a discussion of the performance measures relating to these awards, see the "Performance-Based Awards" section of the Compensation Discussion and Analysis above. As discussed above, award recipients may be eligible for payout amounts equal to up to three times the amounts set forth above if performance targets are satisfied at the maximum level. There is, however, no guarantee that all or any part of these performance based awards will actually be earned and paid to the named executive officers or the other employee participants upon completion of the performance cycles. If all conditions are satisfied and the respective performance goals are satisfied the awards will be paid in shares of our Class A common stock in March of the fiscal year following the completion of the applicable performance cycle. Dollar amounts are based upon the grant date value of the target number of shares of Class A common stock.

(2)
Assuming the 2008 Omnibus Plan is approved by our stockholders at the annual meeting and each non-executive director is re-elected, each non-executive director will receive a grant of Class A common stock on June 1, 2008 equal to $35,000 divided by the per share closing price of our Class A common stock on May 30, 2008 (the business day prior to June 1, 2008). For purposes of this table, we have estimated the number of shares of Class A common stock based upon the closing price per share on the New York Stock Exchange on March 20, 2008.

Federal Tax Effects

        The federal income tax consequences arising with respect to awards granted under the 2008 Omnibus Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the 2008 Omnibus Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2008 Omnibus Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes, employment/payroll taxes or the alternative minimum tax) or taxes imposed under state, local or foreign tax laws.

        From the recipients' standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of common stock. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold. Our company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and our company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances:

  •
  if shares of common stock, when delivered as an award of restricted stock or in settlement of another type of award, are subject to a substantial risk of forfeiture by reason of the requirement of continued employment, or by reason of the failure to satisfy any employment, service or performance-related condition, ordinary income taxation and our company's tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture);

  •
  if an employee is granted an option that qualifies as an incentive stock option no ordinary income will be recognized, and our company will not be entitled to any tax deduction, if (a) shares of common stock acquired upon exercise of such option are held longer than (i) one year from the date of exercise and (ii) two years from the date of grant, whichever is greater, and (b) the employee had remained employed by us for the period starting on the grant date for the option and ending three months prior to the date of exercise;

  •
  our company will not be entitled to a tax deduction for compensation attributable to awards granted to one of our named executive officers, if and to the extent such compensation does not qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code (that is, compensation meeting certain requirements, including shareholder approval and being payable only upon meeting objective performance goals established and certified as met by a compensation committee of our board of directors consisting only of outside directors), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and

  •
  an award may be taxable to the recipient at ordinary income tax rates at the time it becomes vested, plus a 20% penalty and interest, even if that is prior to the delivery of the cash or common stock in settlement of the award, if the award constitutes "deferred compensation" under Section 409A of the Internal Revenue Code, and the requirements of Section 409A are not satisfied.

Withholding

        We are entitled to deduct from the payment of any award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld or may require the participant to pay such withholding taxes to our company as a condition of receiving payment of the award. The compensation committee may allow a participant to satisfy his or her withholding obligations by directing our company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to our company in an amount necessary to satisfy the withholding obligation.

Required Vote

        Approval of the 2008 Omnibus Plan requires the affirmative vote of a majority of shares of Class A common stock present and entitled to vote at the annual meeting and voting thereon. For purposes of qualifying the shares authorized under the proposed 2008 Omnibus Plan for listing on the NYSE, the total votes cast on the proposal must represent over 50% of the shares of Class A common stock outstanding. Broker non-votes are not considered to be votes cast for this purpose.

Recommendation of the Board of Directors

        The board of directors recommends that the stockholders vote "FOR" the approval of the 2008 Omnibus Plan as set forth in Proposal No. 3.

OTHER MATTERS

        Our management is not aware of any other matters to be presented for action at the annual meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form(s) of proxy to vote in accordance with their best judgment on such matters.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Our 2009 Annual Meeting Proxy Statement and Proxy Card

        Under the rules of the Securities and Exchange Commission, any stockholder proposal to be considered by us for inclusion in our 2009 proxy statement and form of proxy card for next year's annual meeting of stockholders, expected to be held in May 2009, must be received by our corporate secretary at our principal executive offices located at Four Gatehall Drive, Suite 110, Parsippany, NJ 07054, not later than December 5, 2008 (120 days prior to the first anniversary of this proxy statement). The Securities and Exchange Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement.

        In addition, our bylaws establish an advance notice procedure with regard to stockholder proposals, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our corporate secretary not less than 120 days nor more than 150 days prior to the first anniversary of this proxy statement and must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder making the proposal. If no annual meeting was held in the previous year, notice must be received not less than 10 days following the earlier of the day on which notice of the meeting date was mailed and the public announcement of such meeting date. Therefore, to be presented at next year's annual meeting, stockholder proposals, whether or not submitted for consideration for inclusion in our proxy statement, must be received on or after November 5, 2008 but not later than December 5, 2008.

By Order of the Board of Directors,

Scott E. Lerner Secretary

Parsippany, New Jersey
April 4, 2008

Annex A

B&G FOODS, INC.

2008 OMNIBUS INCENTIVE COMPENSATION PLAN

         Adopted: March 10, 2008
Effective:

B&G FOODS, INC.
2008 OMNIBUS INCENTIVE COMPENSATION PLAN

        1.    Purpose of the Plan.    The purpose of the Plan is to benefit the Company's stockholders by encouraging high levels of performance by individuals who contribute to the success of the Company and to assist the Company in attracting, motivating, retaining and rewarding talented and experienced Employees, Non-Employee Directors and Consultants by offering them a greater stake in the Company's success and a closer identity with it. This purpose is to be accomplished by providing Employees, Non-Employee Directors and Consultants with an opportunity to obtain or increase a proprietary interest in the Company and/or by providing Employees, Non-Employee Directors and Consultants with additional incentives to join or remain with the Company.

        2.    Definitions.    As used herein, the following definitions shall apply:

          2.1.  "Award" means a grant of Restricted Stock, Options, SARs, Deferred Stock, Stock Units, Performance Share Awards or Cash-Based Awards under the Plan.

          2.2.  "Award Agreement" means the written agreement, instrument or document evidencing an Award.

          2.3.  "Board" means the Board of Directors of the Company.

          2.4.  "Cash-Based Award" means an award payable in cash only that is granted to a Participant under Section 12.

          2.5.  "Cause" means, unless otherwise provided in an Award Agreement or an Employment Agreement to which the Participant is a party: (i) gross misconduct or gross negligence in the performance of the Participant's duties to the Company or any of its Subsidiaries; (ii) conviction of a felony or any other crime involving moral turpitude, whether or not relating to the Participant's employment; (iii) material non-performance or mis-performance of a Participant's duties; (iv) material violation of policies or procedures established by the Company or any of its Subsidiaries, including, without limitation, the Company's code of conduct and insider trading policies; (v) habitual unexcused absence from the facilities of the Corporation; (vi) insobriety or use of drugs, chemicals or controlled substances either in the course of performing the Participant's duties and responsibilities or otherwise affecting the ability of the Participant to perform those duties and responsibilities; (vii) wanton or willful failure to comply with the lawful written directions of the Board or other superiors; or (v) material violation of any Employment Agreement, Award Agreement or any non-compete, non-solicitation, confidentiality or similar covenants or policies with or established by the Company or any of its Subsidiaries.

          2.6.  "Change in Control" means the occurrence after the Effective Date of any of the following events:

            2.6.1.  The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, individually or collectively, a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 2.6.1, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company or any Subsidiary, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (4) any Business Combination (as defined in Section 2.6.3) pursuant to which all or substantially all of the individuals and entities who are the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the surviving entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities; or

            2.6.2.  Any time at which individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            2.6.3.  Consummation of any reorganization, merger, amalgamation, statutory share exchange or consolidation or other similar corporate transaction involving the Company or a sale or other disposition of all or substantially all, but in no event less than 40%, of the assets of the Company (a "Business Combination"); excluding, however, a Business Combination pursuant to which (A) all or substantially all of the beneficial owners of Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the surviving entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Voting Securities; (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such surviving entity resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of such surviving entity entitled to vote generally in the election of directors (or comparable governing body) except to the extent that such ownership existed prior to the Business Combination; and (C) individuals who were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso of Section 2.6.2) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination will constitute at least a majority of the members of the board of directors (or comparable governing body) of the surviving entity resulting from such Business Combination; or

            2.6.4.  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          2.7.  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. A reference to any provision of the Code or regulation promulgated thereunder shall include reference to any successor provision of the Code or regulation.

          2.8.  "Common Stock" means the Class A common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 14.

          2.9.  "Company" means B&G Foods, Inc., a Delaware corporation, or any successor corporation.

          2.10.  "Committee" means the committee designated by the Board to administer the Plan under Section 4. If no such committee has been established or the Board determines it is necessary or advisable, then the Board shall perform the duties of the Committee hereunder. Notwithstanding the foregoing, the Committee shall consist solely of two or more members, each of whom shall be a Non-Employee Director and an Outside Director. In addition, the Board may designate one or more of its members to serve as a Secondary Committee and delegate to the Secondary Committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or section 162(m) of the Code and the regulations thereunder. The Secondary Committee shall have the same authority with respect to selecting the individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan.

          2.11.  "Consultant" means a consultant, advisor or independent contractor retained by the Company or any of its Subsidiaries.

          2.12.  "Covered Employee" means an Employee who is a "covered employee" within the meaning of section 162(m) of the Code, and the rules and regulations thereunder.

          2.13.  "Deferred Stock" means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 9 of the Plan.

          2.14.  "Deferral Period" means the period during which the receipt of Deferred Stock under Section 9 of the Plan will be deferred.

          2.15.  "Director" means any individual who is a member of the Board of Directors of the Company.

          2.16.  "Disability" means, unless otherwise provided in an Award Agreement or an Employment Agreement to which the Participant is a party, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

          2.17.  "Exchange Act" means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

          2.18.  "Employee" means an individual, including officers and directors, who is employed by the Company or any of its Subsidiaries.

          2.19.  "Employment Agreement" means any employment or consulting agreement, including without limitation, any change in control, severance or other similar agreement, by and between the Company or any of its Subsidiaries and a Participant, as such agreement is in effect from time to time.

          2.20.  "Enhanced Income Securities" or "EISs" means the Enhanced Income Securities of the Company, each representing one share of the Company's Class A common stock and $7.15 principal amount of the Company's 12% Senior Subordinated Notes due 2016.

          2.21.  "Fair Market Value" means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange or quotation on which the Common Stock is listed or quoted on such date or, if Common Stock was not traded on such date, on the last preceding business day on which the Common Stock was traded.

          2.22.  "Incentive Stock Option" means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

          2.23.  "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance-Based Award for a Performance Period if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance-Based Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Performance-Based Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance-Based Award above the maximum amount payable under Sections 5.2 or 5.3 of the Plan.

          2.24.  "Non-Employee Director" means a Director who meets the definition of a "non-employee director" under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act.

          2.25.  "Non-Qualified Option" means an Option or a portion thereof not intended to be an Incentive Stock Option and designated as a Non-Qualified Option.

          2.26.  "Option" means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 7 of the Plan.

          2.27.  "Outside Director" means a Director who meets the definition of an "outside director" under section 162(m) of the Code.

          2.28.  "Participant" means any Employee, Non-Employee Director or Consultant who receives an Award.

          2.29.  "Performance Goal" means a goal with respect to the Company, any of its Subsidiaries or affiliates (or any business unit or brand of the Company, any of its Subsidiaries or affiliates) that must be met by the end of the Performance Period specified by the Committee based upon: (i) the price of the Common Stock, (ii) the price of the Enhanced Income Securities, (iii) market share, (iv) revenue, (v) earnings per share, (vi) return on equity, (vii) costs, (viii) cash flow, (ix) excess or free cash flow, (x) return on total assets, (xi) return on invested capital, (xii) return on net assets, (xiii) operating income, (xiv) net income, (xv) consolidated earnings before or after taxes (including, without limitation, EBITDA and adjusted EBITDA); (xvi) book value per share of Common Stock; (xvii) expense management; (xviii) improvements in capital structure; (xix) profitability; (xx) maintenance or improvement of profit margins; or (xxi) any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of the Company or any of its Subsidiaries or affiliates (or any brand or business unit thereof). The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

          2.30.  "Performance-Based Awards" means Awards that are based upon the attainment of Performance Goals and that are granted in accordance with Section 13 in a manner designed to be deductible by the Company under section 162(m) of the Code (or any successor section thereto).

          2.31.  "Performance Period" means the period selected by the Committee during which the performance of the Company, any Subsidiary or any brand or business unit thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

          2.32.  "Performance Share Award" means an award subject to such terms and conditions as are specified by the Committee and which is granted to a Participant under Section 11.

          2.33.  "Permissible Payment Event" means any of a Participant's death, Disability, Separation from Service, Change in Control, or specified date or fixed schedule (which specified date or fixed schedule may be based upon the attainment of Performance Goals) specified in an Award Agreement.

          2.34.  "Plan" means the B&G Foods, Inc. 2008 Omnibus Incentive Compensation Plan herein set forth, as amended from time to time.

          2.35.  "Restricted Stock" means Common Stock awarded by the Committee under Section 6 of the Plan.

          2.36.  "Restriction Period" means the period during which Restricted Stock awarded under Section 6 of the Plan is subject to forfeiture.

          2.37.  "SAR" means a stock appreciation right awarded by the Committee under Section 8 of the Plan.

          2.38.  "Separation from Service" means a Participant's termination of employment or other separation from service, as applicable, with the Company and its Subsidiaries.

          2.39.  "Specified Employee" means a Participant that is a "specified employee" within the meaning of the section 409A of the Code and the regulations thereunder as of the date of such Participant's Separation from Service.

          2.40.  "Stock Unit" means a right that is granted under Section 10 to receive either Common Stock or cash equal to the Fair Market Value of a share of Common Stock.

          2.41.  "Subsidiary" means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

          2.42.  "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

        3.    Eligibility.    All Employees, Non-Employee Directors and Consultants are eligible to participate in the Plan.

        4.    Administration and Implementation of Plan.

          4.1.  Administration by the Committee.    The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their respective Employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

          4.2.  Authority of the Committee.    The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. Without limiting the generality of the immediately preceding sentence and subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock, if any, to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan, and (h) to establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable.

          4.3.  Additional Terms and Conditions; Award Agreements.    The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant's Separation from Service with the Company or any Subsidiary; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed (except that the Committee may not accelerate the delivery of Deferred Stock). All Awards shall be evidenced by an Award Agreement. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee. The conditions for grant or vesting and the other provisions of Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant.

          4.4.  Action by the Committee.    The Committee may act at a meeting only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

          4.5.  Allocation and Delegation of Authority.    The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the Chief Executive Officer of the Company or the Secondary Committee as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

          4.6.  Indemnification of the Committee and the Board.    The Company shall indemnify and hold harmless the members of the Committee and the Board, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

        5.    Shares of Stock Subject to the Plan and Maximum Awards

          5.1.  Number of Shares Available for Awards.    Subject to adjustment as provided in Section 14, the total number of shares of Common Stock available for Awards under the Plan, whether pursuant to Incentive Stock Options or otherwise, shall be 2,000,000 shares.

          5.2.  Annual Award Limit for Options and SARS.    Subject to adjustment as provided in Section 14, the maximum number of shares of Common Stock available for Options or SARS that may be granted to any one Participant shall not exceed 900,000 during any fiscal year.

          5.3.  Annual Award Limit for Performance-Based Awards.    The maximum amount of any Performance-Based Award that may be granted, paid, credited or vested, as applicable, to any one Participant in any fiscal year in the event the Performance-Based Award is paid in shares of Common Stock shall be, subject to adjustment as provided in Section 14, 300,000 shares of Common Stock or, in the event the Performance-Based Award is paid in cash, $2,000,000.

          5.4.  Forfeited or Terminated Awards.    If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

          5.5.  Treasury Shares.    Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          5.6.  Corporate Transactions.    Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

        6.    Restricted Stock.    An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

          6.1.  Terms.    The Committee shall determine all of the material terms of the Award of Restricted Stock, including, but not limited to, the Restriction Period, the Performance Goals applicable, if any, and the amount, if any, the Participant must pay to receive the Restricted Stock.

          6.2.  Restricted Stock Account.    Upon the Award of Restricted Stock, the Committee shall direct that the number of shares of Common Stock subject to such Award be placed in a restricted stock account with the transfer agent and designating the Participant as the registered owner. The shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. The Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

          6.3.  Voting Rights.    During the Restriction Period, unless otherwise determined by the Committee, the Participant shall have the right to vote the shares of Restricted Stock.

          6.4.  Termination of the Restriction Period.    Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period, provided that any Performance Goals or other criteria or conditions set forth in the applicable Award Agreement have been satisfied, the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant's legal representative).

          6.5.  Tax Reimbursement.    In the sole discretion of the Committee, an Award Agreement regarding Restricted Stock may provide for a tax reimbursement cash payment to be made by the Company to any Participant in connection with the tax consequences resulting from an Award of Restricted Stock, the lapse of restrictions on any Restricted Stock or the payment by a Participant of any taxes related thereto, subject to such conditions as the Committee may specify.

          6.6.  Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement, all Restricted Stock with respect to which the Restriction Period has not expired shall be immediately forfeited upon a Participant's Separation from Service.

        7.    Options.    Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed exercise price ("Exercise Price"). Options may be either Incentive Stock Options or Non-Qualified Stock Options. The Award Agreement for an Option shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Incentive Stock Option. The grant of Options shall be subject to the following terms and conditions:

          7.1.  Exercise Price.    The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

          7.2.  Option Term.    The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

          7.3.  Vesting.    Except as otherwise provided by the Committee in an Award Agreement, 25% of an Option shall become vested and exercisable on each of the first, second, third and fourth anniversaries of the grant date of such Option.

          7.4.  Incentive Stock Options.    Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded. In no event may a Participant be granted an Incentive Stock Option which does not comply with the grant and vesting limitations prescribed by section 422(b) of the Code. Notwithstanding Section 7.1, the exercise price of an Incentive Stock Option issued to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant. Incentive Stock Options may only be granted to Employees. Incentive Stock Options may not be granted to Non-Employee Directors or Consultants.

          7.5.  Method of Exercise.    The Exercise Price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (a) in cash, (b) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, (c) with the consent of the Committee in an Award Agreement, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise, or (d) with the consent of the Committee in an Award Agreement or otherwise, by requesting the Company withhold a number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the product of (i) the

  Exercise Price multiplied by (ii) the number of shares of Common Stock in respect of which the Option is being exercised. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant and valued at Fair Market Value on the date the Option is exercised. In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. An Option may be exercised only for a whole number of shares of Common Stock. If a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering shares of Common Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares of Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from the shares of Common Stock acquired by the exercise of the Option.

          7.6.  Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement:

            7.6.1.  If the Participant has a Separation from Service due to retirement, Disability or death, the unexercised and vested portion of the Option will remain exercisable by the Participant or his or her successors, as the case may be, until the earlier of the end of the 180-day period immediately following the Participant's Separation from Service or the last day of the term of the Option. Such portion of the Option shall terminate to the extent not exercised within such 180-day period. Any unvested portion of the Option will immediately terminate and be forfeited upon such Separation from Service.

            7.6.2.  If the Participant has a Separation from Service due to a termination by the Company for Cause, the Option will immediately expire on the date of such Separation from Service.

            7.6.3.  If the Participant has a Separation from Service as a result of any reason other than retirement, Disability, death or for Cause, any unexercised and vested portion of the Option will remain exercisable until the earlier of the end of the 90-day period immediately following such Separation from Service or the last day of the term of the Option. Such portion of the Option shall terminate to the extent not exercised within such 90-day period. Any unvested portion of the Option will terminate and will be forfeited upon such Separation from Service.

        8.    Stock Appreciation Rights.    SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (a) the Fair Market Value of one share of Common Stock on the date of exercise over (b) the base price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of a share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

          8.1.  SAR Term.    The term of a SAR shall in no event be greater than ten years.

          8.2.  Terms and Conditions.    The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, form of consideration payable in settlement (whether in shares of Common Stock or cash), method by which Common Stock, if applicable, shall be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

          8.3.  Vesting.    Except as otherwise provided by the Committee in an Award Agreement, 25% of a SAR shall become vested and exercisable on each of the first, second, third and fourth anniversaries of the grant date of such SAR.

          8.4.  Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement:

            8.4.1.  If the Participant has a Separation from Service due to retirement, Disability or death, the unexercised and vested portion of the SAR will remain exercisable by the Participant or his or her successors, as the case may be, until the earlier of the end of the 180-day period immediately following the Participant's Separation from Service or the last day of the term of the SAR. Such portion of the SAR shall terminate to the extent not exercised within such 180-day period. Any unvested portion of the SAR will immediately terminate and be forfeited upon such Separation from Service.

            8.4.2.  If the Participant has a Separation from Service due to a termination by the Company for Cause, the SAR will immediately expire on the date of such Separation from Service.

            8.4.3.  If the Participant has a Separation from Service as a result of any reason other than retirement, Disability, death or for Cause, any unexercised and vested portion of the SAR will remain exercisable until the earlier of the end of the 90-day period immediately following such Separation from Service or the last day of the term of the SAR. Such portion of the SAR shall terminate to the extent not exercised within such 90-day period. Any unvested portion of the SAR will terminate and will be forfeited upon such Separation from Service.

        9.    Deferred Stock.    An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods. Such an Award shall be subject to the following terms and conditions:

          9.1.  Terms and Conditions.    Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant's account on the books of the Company but that issuance and delivery of the same shall be deferred until the occurrence of a Permissible Payment Event specified in an Award Agreement. In no event shall the delivery of such Deferred Stock be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code. Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant's account.

          9.2.  Deferral Period Installments.    The Deferral Period may consist of one or more installments. Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant's legal representative) in accordance with the terms of the Award Agreement.

          9.3.  Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement, all Deferred Stock with respect to which the Deferral Period has not expired shall be immediately forfeited upon a Participant's Separation from Service.

        10.    Stock Units.    Stock Units are Awards that represent the right of the grantee to receive a payment upon a Permissible Payment Event specified by the Committee in an Award Agreement equal to the Fair Market Value of a specified number of shares of Common Stock as of the date of grant, vesting date, Permissible Payment Event date or such other date set forth in an Award Agreement. Stock Units shall be subject to the following terms and conditions:

          10.1.  Terms and Conditions.    The Committee may condition the vesting of Stock Units upon the attainment of a Performance Goal or upon the continued service of the Participant. The Committee may provide in an Award Agreement a limitation on the amount payable in respect of each Stock Unit and/or for the settlement of Stock Units in cash or with Common Stock having a Fair Market Value equal to the payment to which the grantee has become entitled. In no event shall the payment of Stock Units be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code.

          10.2.  Stock Unit Restriction Period.    Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Stock Unit Award for which such Participant's continued service is required (the "Stock Unit Restriction Period"), and until the later of (A) the expiration of the Stock Unit Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Stock Units.

          10.3.  Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement, all Stock Units that are unvested upon a Participant's Separation from Service shall be immediately forfeited upon such Participant's Separation from Service.

        11.    Performance Share Awards.    A Performance Share Award is an Award entitling the recipient to receive shares of Common Stock upon a Permissible Payment Event, including, without limitation, the attainment of Performance Goals during a Performance Period as specified in the Award Agreement. Performance Share Awards shall be subject to the following terms and conditions:

          11.1.  Terms and Conditions.    The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the Performance Goals applicable under each such Award, the Performance Periods, the price, if any, to be paid by the Participant for such Performance Shares upon the achievement of the Performance Goals, and all other limitations and conditions applicable to the Performance Share Awards. In no event shall the payment of a Performance Share Award be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code.

          11.2.  Rights as a Stockholder.    A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Common Stock actually received by the Participant upon satisfaction of all conditions specified in the Award Agreement evidencing the Performance Share Award and not with respect to shares subject to the Award but not actually received by the Participant.

          11.3.  Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement, all Performance Share Awards that are unvested upon a Participant's Separation from Service shall be immediately forfeited upon such Participant's Separation from Service.

        12.    Cash-Based Awards.

          12.1.  Terms and Conditions.    The Committee, in its sole discretion, may grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine, including, but not limited to, vesting conditions. Each such Cash-Based Award shall specify a payment amount, payment formula or payment range as determined by the Committee. The Award Agreement shall set forth the Permissible Payment Event on which the Cash-Based Award shall be settled. In no event shall the payment of a Cash-Based Award be accelerated if to do so would subject the Participant to an additional tax pursuant to section 409A of the Code.

          12.2.  Separation from Service.    Except as otherwise provided by the Committee in an Award Agreement, all Cash-Based Awards that are unvested upon a Participant's Separation from Service shall be immediately forfeited upon such Participant's Separation from Service.

        13.    Performance-Based Awards.

          13.1.  General.    The purpose of this Section 13 is to provide the Committee the ability to design any Award so that the amounts or shares payable or distributed pursuant to such Award qualify as "performance-based compensation" under section 162(m) of the Code. For purposes of Performance-Based Awards granted to Covered Employees, the provisions of this Section 13 shall apply in addition to and, where necessary, in lieu of the provisions of the other provisions of this Plan. Only Covered Employees shall be subject to the restrictions contained in this Section 13 and only with respect to Awards intended to be Performance-Based Awards.

          13.2.  Establishment of Performance Goals for Covered Employees.    The Committee will, in its sole discretion, designate within the earlier of the (a) first 90 days of a Performance Period and (b) lapse of 25% of the period of service to which the Performance Goals relate, which Covered Employees will be Participants for such period. However, designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Section 13. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

          13.3.  Discretion of Committee with Respect to Performance-Based Awards.    With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the types of Awards to be issued, the kinds and/or levels of the Performance Goals, whether the Performance Goals are to apply to the Company or any one or more subunits thereof. Within the earlier of (a) the first 90 days of a Performance Period and (b) the lapse of 25% of the period of service, and in any event while the outcome is substantially uncertain, the Committee shall, with regards to the Performance-Based Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section and record the same in writing.

          13.4.  Conditions to Receipt of Performance-Based Awards.    Except as otherwise provided in such Participant's Employment Agreement, a Participant shall be eligible to receive a Performance-Based Award for a Performance Period only to the extent that the Performance Goals for such period are achieved. In addition, unless otherwise provided in the relevant Award Agreement or Employment Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance-Based Award for such Performance Period.

          13.5.  Modification of Performance Goals.    The Committee, in its sole discretion, may modify the Performance Goals for Performance-Based Awards applicable to a Performance Period, provided that such modification is made only to reflect a change in the capitalization of the Company or a Subsidiary, such as a stock split or dividend, or a corporate transaction, such as a merger, any consolidation of the Company or a Subsidiary into another corporation, any separation of the Company or a Subsidiary (including a spinoff or other distribution of stock or property), any reorganization of a the Company or a Subsidiary, or any partial or complete liquidation of the Company or a Subsidiary.

          13.6.  Certification of Performance; Negative Discretion.    Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the period. The Committee shall then determine the actual size of each Participant's Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate, to reduce or eliminate the amount of the Performance-Based Award earned for the

  Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

          13.7.  Timing of Performance-Based Award Payments.    Performance-Based Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the completion of the certifications required by Section 13.6.

        14.    Adjustments to Shares, Terms and Conditions and Performance Goals.

          14.1.  Adjustments to Shares.    In the event that the Committee shall determine that any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate section 422 of the Code with respect to Incentive Stock Options or that would adversely affect the status of any Performance-Based Award.

          14.2.  Adjustments to Terms and Conditions and Performance Goals.    In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of any unforeseen events or changes in circumstances, or in response to changes in applicable laws, regulations, accounting principles or otherwise. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Award to the extent that such adjustment would adversely affect the status of the Award as a Performance-Based Award.

        15.    Section 409A.

          15.1.  General.    To the extent determined necessary or advisable by the Committee in its sole discretion, Awards hereunder shall be interpreted to the extent possible to comply with the provisions of section 409A of the Code (or avoid application of such Code section), to the extent applicable. Participants shall be deemed to consent to any changes to Awards that the Board determines are necessary or advisable to comply with the provisions of section 409A of the Code. Adjustments made pursuant to Section 14 shall, to the extent determined necessary or advisable in the sole discretion of the Committee, be made in compliance with the requirements of section 409A of the Code or, if applicable, to avoid application of section 409A of the Code.

          15.2.  Specified Employees.    Notwithstanding anything set forth in the Plan or an Award Agreement to the contrary, if any Award pursuant to Section 6, 9, 10, 11 or 12 that is scheduled to be paid or delivered to a Participant that is a Specified Employee upon such Participant's Separation from Service would subject such Participant to any tax, interest or penalty imposed under section 409A of the Code if such Award were paid or delivered to such Participant within six months after such Separation from Service, then such Award shall not be paid or delivered to such Participant until the date which is six months and one day after the date of Participant's Separation from Service or, if earlier, the date of Participant's death following such Separation from Service (the "Delayed Payment Date"). All such amounts that would, but for this Section 15.2, become payable or deliverable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date without interest.

        16.    Dividends and Dividend Equivalents.

          16.1.  General.    If an Award is granted in the form of Restricted Stock, Deferred Stock, Stock Units or Performance Share Awards, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine in the Award Agreement. The Award Agreement may provide, in the Committee's discretion, that dividends or dividend equivalents that are not paid currently accrue interest, be reinvested into additional shares of Common Stock or be credited as additional Restricted Stock, Deferred Stock, Stock Units or Performance Shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

          16.2.  Reinvestment of Dividends.    Reinvestment of dividends paid in accordance with Section 16.1 in additional Awards payable in Common Stock shall only be permissible if sufficient shares of Common Stock are available for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall, as set forth in the Award Agreement, be either payable immediately in cash or made in the form of a grant of Stock Units equal in number to the shares that would have been obtained by such payment or reinvestment, the terms of which Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Stock Units.

        17.    Change in Control.

          17.1.  Full Vesting.    Except to the extent the Committee specifically establishes otherwise in an Award Agreement, immediately upon the occurrence of a Change in Control: (a) any Options and SARs outstanding which are not then exercisable and vested shall become fully exercisable and vested; (b) the Restriction Period applicable to any Restricted Stock shall lapse; (c) the Deferral Period applicable to any Deferred Stock shall lapse; (d) all Stock Units, Performance Share Awards and Cash-Based Awards shall vest in full and any conditions applicable thereto shall be deemed satisfied; (e) all Performance Goals applicable to any Award shall be deemed to have been met at 100% of target; and (f) the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

          17.2.  Options and SARs.    With respect to all Options or SARs that are unexercised and outstanding upon a Change in Control, the Committee may, in its sole discretion in an Award Agreement or otherwise, provide for one or more of the following:

            17.2.1.  such Options or SARs shall be cancelled in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying an Option or SAR (to the extent such Option or SAR is exercisable at such time) as of the date of the Change of Control over the Exercise Price of the Option or SAR. If the Fair Market Value of the Common Stock underlying an Option or SAR does not exceed the Exercise Price, then the Option or SAR may be cancelled without any payment; and/or

            17.2.2.  such Options or SARs shall be terminated immediately prior to the Change of Control, if the Participant fails to exercise the Option or SAR (to the extent such Option or SAR is exercisable at such time) within a specified period (of at least seven days) following the Participant's receipt of a written notice of such Change of Control and of the Company's intention to terminate the Option or SAR prior to such Change of Control; and/or

            17.2.3.  such Options or SARs shall be assumed by the successor corporation, and shall be substituted with options involving the common stock of the successor corporation with equivalent value and with terms and conditions substantially similar to those Options or SARs granted by the Company.

          17.3.  Restricted Stock, Deferred Stock, Stock Units or Performance Share Awards.    With respect to Restricted Stock, Deferred Stock, Stock Units or Performance Share Awards, the Committee may, upon a Change in Control, in its sole discretion in an Award Agreement or otherwise, provide for one or more of the following:

            17.3.1.  such Award shall be cancelled in exchange for a payment in cash or Common Stock in an amount equal to the Fair Market Value of the applicable Award; and/or

            17.3.2.  such Award shall be assumed by the successor corporation, and shall be substituted with a similar award involving the common stock of the successor corporation with equivalent value and with terms and conditions substantially similar to the applicable Award awarded by the Company.

          17.4.  Cash-Based Awards.    With respect to Cash-Based Awards, the Committee may, upon a Change in Control, in its sole discretion in an Award Agreement or otherwise, provide for one or more of the following:

            17.4.1.  all or a portion of the Cash-Based Award shall be settled in an amount to be determined by the Committee in its sole discretion; provided, that notwithstanding anything in the Plan to the contrary, the Committee may determine, in its sole discretion, the portion of any Cash-Based Award that is a Performance-Based Award to be settled and/or payable; and/or

            17.4.2.  such Cash-Based Award shall be assumed by the successor corporation, and shall be substituted with a cash-based award with equivalent value and with terms and conditions that are substantially similar to those of the substituted Cash-Based Award awarded by the Company.

        18.    Amendment and Termination.

          18.1.  Amendment and Termination of the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders if (a) such action would increase the number of shares subject to the Plan, (b) such action results in the "repricing" of any Option or SAR otherwise than in accordance with Section 14.1, or (c) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted; provided, however, that, subject to Section 15, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto.

          18.2.  Amendment and Termination of Awards.    The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, subject to Section 18.4, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award; provided, further, however, that each Participant shall be deemed to have consented to any amendments to an Award to the extent necessary for that Award to satisfy Section 15.

          18.3.  Substitution of Awards.    The Committee may, without the consent of any Participant, substitute any Award granted under the Plan which by its terms is intended to be settled in shares of Common Stock for any other type of Award intended to be settled in shares of Common Stock, including without limitation, the substitution of SARs intended to be settled in shares of Common Stock for Options; provided, however, that the terms of the substituted Award and the economic benefit of the substituted Award are substantially similar to the terms and economic benefit of the Award being replaced.

          18.4.  Performance Goals.    The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except, with respect to Performance-Based Awards, to the extent that any such adjustment to a performance condition would adversely affect the status of such Award as a Performance-Based Award.

        19.    No Right to Employment or Service.    Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries shall not be deemed a termination of employment or service, and, to the extent provided by the Committee, change in status between an Employee, Consultant and/or Non-Employee Director shall also not be deemed a termination of employment or service.

        20.    Taxes.

          20.1.  Withholding.    The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or the Subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, provided that in the event the Company withholds or receives Common Stock or other property, the amounts withheld may not exceed minimum statutory withholding requirements.

          20.2.  No Tax Advice or Guarantee of Tax Consequences.    No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, and the Committee, makes any representation, commitment, or guarantee that any particular specific or favorable tax treatment, including, but not limited to, federal, state and local income, excise, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan. All taxes are the responsibility of the Participant, who should consult his or her tax advisor.

        21.    Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the

Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

        22.    Plan is Unfunded.    It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

        23.    No Rights to Awards; No Stockholder Rights.    No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

        24.    Foreign Nationals.    Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan and to comply with local law.

        25.    Securities Law Requirements.

          25.1.  No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

          25.2.  The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. Such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

        26.    Data Protection.    By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan

        27.    Termination; Rescission.    Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the 10-year anniversary of the effective date, and no Awards under the Plan shall thereafter be granted.

        28.    Fractional Shares.    The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

        29.    Governing Law.    To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

        30.    Effective Date; Shareholder Approval.    The Plan shall be effective on the date it is adopted by the Board and approved by the shareholders.

PROXY CARD

B&G FOODS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 6, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Class A Common Stock of B&G FOODS, INC., a Delaware corporation (the “Company”), does hereby constitute and appoint Robert C. Cantwell and Scott E. Lerner, or either one of them, with full power to act alone and to designate substitutes, the true and lawful proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Class A Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Hanover Marriott, 1401 Route 10 East, Whippany, NJ 07981, on May 6, 2008 at 10:00 a.m., local time, and at any and all adjournments and postponements thereof (the “Annual Meeting”), on all matters that may come before such Annual Meeting.  Said proxies are instructed to vote on the following matters in the manner herein specified.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

The Board of Directors recommends a vote FOR each of the nominees in Proposal No. 1; FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm (Proposal No. 2); and FOR the approval of the 2008 Omnibus Incentive Compensation Plan (Proposal No. 3).

Please mark your vote as indicated in this example ☒

1.             Election of Directors (Proposal No. 1):

	VOTE FOR ALL	WITHHOLD FOR ALL	VOTE FOR ALL EXCEPT*
	☐	☐	☐
Nominees:
Stephen C. Sherrill
David L. Wenner
Robert C. Cantwell
James R. Chambers
Cynthia T. Jamison
Dennis M. Mullen
Alfred Poe

*             To withhold authority to vote for one or more nominee(s), mark “Vote for All Except” and write the name(s) of the nominee(s) for which you are withholding authority below:

2.                                      Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm
(Proposal No. 2):

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.             Approval of the 2008 Omnibus Incentive Compensation Plan
(Proposal No. 3):

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.             Other Matters:

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

If this proxy is properly executed, the shares of Class A Common Stock covered hereby will be voted as specified herein.  If no specification is made, such shares will be voted “FOR” each of the nominees in Proposal No. 1, “FOR” the ratification of the appointment of KPMG LLP as independent registered public accounting firm (Proposal No. 2); and “FOR” the approval of the 2008 Omnibus Incentive Compensation Plan (Proposal No. 3); and as the proxies deem advisable on such other matters as may properly come before the Annual Meeting.

Note:  Please date this proxy, sign your name exactly as it appears hereon, and return promptly using the enclosed postage paid envelope.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The undersigned hereby revokes all previous proxies and acknowledges receipt of the Notice of Annual Meeting dated April 4, 2008, the Proxy Statement attached thereto and the Annual Report of the Company for the fiscal year ended December 29, 2007 forwarded therewith.

Dated:	, 2008

Signature

Signature

QuickLinks

Four Gatehall Drive, Suite 110 Parsippany, NJ 07054
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 2008
TABLE OF CONTENTS
Four Gatehall Drive, Suite 110 Parsippany, NJ 07054 PROXY STATEMENT FOR AN ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 2008
QUESTIONS AND ANSWERS ABOUT VOTING
CORPORATE GOVERNANCE
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
OUR MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
Pension Benefits Table
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3—APPROVAL OF 2008 OMNIBUS INCENTIVE COMPENSATION PLAN
OTHER MATTERS
ADDITIONAL INFORMATION
  Annex A
B&G FOODS, INC. 2008 OMNIBUS INCENTIVE COMPENSATION PLAN
B&G FOODS, INC. 2008 OMNIBUS INCENTIVE COMPENSATION PLAN